UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐

Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

BioScrip, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 3, 2018

To the Stockholders of BioScrip, Inc.:
Notice is hereby given that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of BioScrip, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices at 1600 Broadway, Suite 700, Denver, Colorado, 80202 on Tuesday, May 3, 2018 at 12:30 p.m., local time, for the following purposes:
1.
To elect six directors named in the accompanying proxy statement, each to hold office for a term of one year or until their respective successors have been duly elected and qualified.

2.
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

3.
To approve the BioScrip, Inc. 2018 Equity Incentive Plan.

4.
To approve an amendment to the BioScrip, Inc. Employee Stock Purchase Plan.

5.
To hold a non-binding advisory vote to approve executive compensation.

6.
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 9, 2018 as the record date for determining holders of the Company’s Common Stock, Series A Preferred Stock and Series C Preferred Stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, however, please mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote by toll-free telephone call or electronically via the Internet by following the instructions on the enclosed proxy card. If you send in your proxy card, vote by telephone or via the Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable as set forth in the Proxy Statement.
By order of the Board of Directors,
Kathryn M. Stalmack, Secretary
Denver, Colorado
April 6, 2018
Important notice regarding availability of proxy materials for the Annual Meeting of Stockholders to be held on May 3, 2018: This Proxy Statement, Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 27, 2018, are also available at www.proxyvote.com.

BIOSCRIP, INC.
1600 Broadway, Suite 700
Denver, Colorado 80202
(720) 697-5200
PROXY STATEMENT
Meeting Time and Date
This Proxy Statement is being furnished to the stockholders of BioScrip, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies in the enclosed form for use in voting at the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 3, 2018 at 12:30 p.m., local time, at the Company’s principal executive offices at 1600 Broadway, Suite 700, Denver, Colorado, 80202 and at any adjournments or postponements thereof. The shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), shares of Series A Convertible Preferred Stock, par value $.0001 per share, on an as-converted into Common Stock basis (the “Series A Preferred Stock”) and shares of Series C Convertible Preferred Stock, par value $.001 per shares, on an as-converted to Common Stock basis (the “Series C Preferred Stock” and collectively with the Series A Preferred Stock, the “Preferred Stock”), represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.
The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed and made available electronically to stockholders on or about April 6, 2018. This Proxy Statement identifies the proposals on which you are being asked to vote at the Annual Meeting, provides information that you may find useful in determining how to vote on each proposal and describes voting procedures.
Record Date and Shares Outstanding
The close of business on March 9, 2018 (the “Record Date”) has been fixed as the record date for determining holders of the Company’s Common Stock and Preferred Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had outstanding 127,691,457 shares of Common Stock, 21,645 shares of Series A Preferred Stock (representing 576,031 shares of Common Stock on an as-converted into Common Stock basis, with 10,823 shares of Series A Preferred Stock convertible into 294,378 shares of Common Stock, and another 10,822 shares of Series A Preferred Stock convertible into 281,653 shares of Common Stock), and 614,177 shares of Series C Preferred Stock (representing 16,705,235 shares of Common Stock on an as-converted into Common Stock basis).
Board Recommendations
The Board recommends that you vote your shares as follows:
•
FOR the election of the six nominees for director named in Proposal 1, each to hold office for a term of one year or until their respective successors have been duly elected and qualified;

•
FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, as set forth in Proposal 2;

•
FOR the approval of the BioScrip, Inc. 2018 Equity Incentive Plan, as set forth in Proposal 3;

•
FOR the approval of an amendment to the BioScrip, Inc. Employee Stock Purchase Plan, as set forth in Proposal 4;

•
FOR non-binding advisory approval of executive compensation, as set forth in Proposal 5.

Voting Information
Each stockholder entitled to vote at the Annual Meeting may cast one vote in person or by proxy for each share of Common Stock and Preferred Stock (on an as-converted into Common Stock basis) held by such stockholder. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. Holders of shares of Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted basis. Unless specified otherwise, references in this Proxy Statement to a “stockholder” or “stockholders” are references to both holders of Common Stock and Preferred Stock (on an as-converted into Common Stock basis). To vote in person, a stockholder should attend the Annual Meeting with a completed proxy card or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, dial toll-free (800) 690-6903 and follow the recorded instructions. To vote via the Internet, a stockholder must go to www.proxyvote.com and complete an electronic proxy card. When voting over the telephone or via the Internet, a stockholder will be asked to provide the company number and account number contained on the enclosed proxy card.
“Street Name” and Broker Non-Votes
If you hold shares through a brokerage firm, bank, dealer or other nominee (which we refer to collectively as “nominees” or “brokers”), then you are a holder of shares in “street name.” If you hold your shares beneficially in “street name,” you must review the voting form and follow the voting instructions you receive from your broker. If you hold shares in street name and do not provide your broker with voting instructions, your shares may constitute broker “non-votes,” which occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Matters on which brokers are not permitted to vote without instructions from the beneficial owner are referred to as “non-routine” matters.
All of the matters scheduled to be voted on at the Annual Meeting are likely to be considered “non-routine,” except for the proposal to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2). If you do not provide voting instructions to your broker, your shares will not be voted or counted towards any of the proposals other than Proposal 2. Thus, if you hold shares in street name, it is particularly important that you instruct your broker on how you wish to vote your shares.
Quorum Requirements
Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, who will also determine whether a quorum is present. A quorum requires the presence, in person or by proxy, of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Preferred Stock on an as-converted into Common Stock basis) issued and outstanding and entitled to vote at the Annual Meeting, which, as of the record date, totals 144,972,723 shares. In accordance with the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on March 9, 2015 (the “Series A Certificate of Designations”) and the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on June 14, 2016 (the “Series C Certificate of Designations”), the shares of Common Stock into which shares of Series A Preferred Stock and Series C Preferred Stock are convertible will be counted for purposes of establishing a quorum at the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum exists. Broker “non-votes” are counted as present solely for purposes of determining whether a quorum exists. If the stockholders present in person or by proxy at the Annual Meeting constitute holders of less than a majority of the aggregate shares of Common Stock entitled to vote (which includes the Preferred Stock on an as-converted into Common Stock basis), the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Votes Required
Proposal 1:   Election of Directors
The six nominees receiving the greatest number of affirmative votes duly cast at the Annual Meeting will be elected to the Board, assuming a quorum is represented at the Annual Meeting. The shares of Preferred Stock (on an as-converted into Common Stock basis) will, pursuant to the Series A Certificate of Designations and Series C Certificate of Designations, be eligible to vote for the six nominees. Proxies cannot be voted for a greater number of persons than the number of nominees. Votes to withhold and broker “non-votes” will not affect the outcome of the vote on Proposal 1.
Proposal 2:   Ratification of the Appointment of the Independent Registered Public Accounting Firm
Approval of the ratification of the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Preferred Stock on an as-converted into Common Stock basis) that have voting power represented in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 2. There should not be any broker “non-votes” on Proposal 2 because it will likely be deemed a “routine” matter upon which brokers may vote without specific direction from holders of shares in “street name.”
Proposal 3:   Approval of the BioScrip, Inc. 2018 Equity Incentive Plan
Approval of the BioScrip, Inc. 2018 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Preferred Stock on an as-converted into Common Stock basis) that have voting power represented in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 3. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 3 and, therefore, will have no effect on Proposal 3.
Proposal 4:   Approval of an amendment to the BioScrip, Inc. Employee Stock Purchase Plan
Approval of the amendment to the BioScrip, Inc. Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Preferred Stock on an as-converted into Common Stock basis) having voting power represented in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 4. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 4 and, therefore, will have no effect on Proposal 4.
Proposal 5:   Non-Binding Advisory Approval of Executive Compensation
The affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Preferred Stock on an as-converted into Common Stock basis) having voting power represented in person or by proxy and entitled to vote on the matter at the Annual Meeting will constitute the stockholders’ non-binding approval with respect to executive compensation. Although the results will not be binding on the Board’s Management Development and Compensation Committee (the “Compensation Committee”), the Board will consider the results of the stockholder vote when making future decisions regarding executive compensation. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 5. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 5 and, therefore, will have no effect on Proposal 5.
Proxies in the enclosed form that are properly executed, duly returned to the Company and not revoked, or proxies that are submitted by telephone or via the Internet and not revoked, will be voted in accordance with the instructions contained therein. No proposal is currently expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting. If any other proposals are properly brought before the Annual Meeting for action, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the enclosed proxy card. It is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment on any such matter. If, as a stockholder of record, you execute and duly return your proxy but do not specify how your shares are to be voted, the proxies will vote your shares FOR each of the nominees identified in Proposal 1 and FOR Proposals 2, 3, 4 and 5.
Solicitation of Proxies
The solicitation of proxies will be conducted primarily by mail, and the Company will bear all associated costs of the solicitation process. These costs include the expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of shares of Common Stock and Preferred Stock. The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations.
Revocation of Proxies
The presence of a stockholder at the Annual Meeting will not, by itself, revoke such stockholder’s proxy. But a proxy may be revoked at any time before it is voted.
Stockholders of Record.   If you are a stockholder of record, you may revoke your proxy card (i) by delivering to the Secretary of the Company (at the principal executive offices of the Company) a written notice of revocation, (ii) by executing and delivering a later dated proxy or (iii) by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not, by itself, revoke that stockholder’s proxy; the stockholder must also vote at the Annual Meeting. Stockholders voting by telephone or via the Internet may also revoke their proxy (i) by attending the Annual Meeting and voting in person, (ii) by submitting the proxy in accordance with the instructions thereon, or (iii) by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). A stockholder will not be able to revoke his or her proxy or change his or her vote as to any proposal or proposals on which voting has been completed.
Beneficial Owners.   If you are a beneficial owner, you will need to revoke or resubmit your proxy through your broker and in accordance with its procedures. In order to attend the Annual Meeting and vote in person, you will need to obtain a proxy from your broker, the stockholder of record.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 9, 2018, certain information concerning the beneficial ownership of Common Stock of  (i) each person who is a director of the Company and each director nominee; (ii) each named executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. In addition, the following table sets forth certain information as of the dates indicated concerning persons known by the Company to beneficially own more than five percent of the Common Stock. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
Name and Address of Beneficial Owner(1)	Footnote	Number of Shares Beneficially Owned(2)	Percent of Class(2)
Holders of 5% or more of our common stock (excluding Directors and Named Executive Officers)
Coliseum Capital Management, LLC 105 Rowayton Avenue Rowayton, CT 06853	(3)	22,488,604	15.2%
Gilder, Gagnon, Howe & Co. 475 10th Avenue New York, NY 10018	(4)	15,625,055	12.2%
Venor Capital Management LP 7 Times Square, Suite 4303 New York, NY 10036	(5)	14,207,992	11.1%
Ares Management LLC 2000 Avenue of the Stars, 12th Floor Los Angeles, CA 90067	(6)	12,256,957	9.2%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	(7)	11,729,243	9.2%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	(8)	6,584,105	5.2%
Directors, Nominees and Named Executive Officers
Christopher S. Shackelton	(9)	22,488,604	15.2%
David Evans	(10)	488,671	*
Daniel Greenleaf	(11)	178,603	*
R. Carter Pate	(12)	162,405	*
Michael G. Bronfein	(13)	129,669	*
David W. Golding	(14)	119,169	*
Michael Goldstein	(15)	105,169	*
Tricia H. Nguyen	(16)	89,669	*
Stephen Deitsch	(17)	81,970	*
Alex Schott	(18)	70,244	*
Jody Kepler	(19)	29,422	*
Steven Neumann	—	—	—
Harriet Booker	—	—	—
Jeffrey M. Kreger	—	—	—
Britt Jeffcoat	—	—	—
All Directors and Executive Officers as a group (11 persons)	(20)	966,320	0.8%

*
Percentage is less than 1% of class.

(1)
Except as otherwise indicated, all addresses are c/o BioScrip, Inc., 1600 Broadway, Suite 700, Denver, Colorado, 80202.

(2)
The inclusion in this table of any shares of Common Stock as “beneficially owned” does not constitute an admission by the holder of beneficial ownership of those shares. Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”), and generally includes voting or investment power over securities. Shares of Common Stock subject to options, warrants or other securities convertible into Common Stock that are currently exercisable or convertible, or exercisable or convertible within sixty 60 days of March 9, 2018, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person.

(3)
Based on the Schedule 13D/A filed with the SEC on September 8, 2017 by (i) Coliseum Capital Management, LLC (“Coliseum”), which beneficially owns 1,888,991 shares of Common Stock, 10,823 shares of Series A Preferred Stock, 614,177 shares of Series C Preferred Stock, 1,800,000 Class A Warrants and 1,800,000 Class B Warrants for which it has shared voting power and shared dispositive power; (ii) Coliseum Capital, LLC (“CC”), which beneficially owns 1,428,272 shares of Common Stock, 8,338 shares of Series A Preferred Stock, 473,175 shares of Series C Preferred Stock, 1,386,757 Class A Warrants and 1,386,757 Class B Warrants for which it has shared voting power and shared dispositive power; (iii) Coliseum Capital Partners, L.P. (“CCP”), which beneficially owns 1,167,330 shares of Common Stock, 6,813 shares of Series A Preferred Stock, 386,655 shares of Series C Preferred Stock, 1,133,188 Class A Warrants and 1,133,188 Class B Warrants for which it has shared voting power and shared dispositive power; (iv) Coliseum Capital Partners II, L.P. (“CCP II”), which beneficially owns 260,942 shares of Common Stock, 1,525 shares of Series A Preferred Stock, 86,520 shares of Series C Preferred Stock, 253,569 Class A Warrants and 253,569 Class B Warrants for which it has shared voting power and shared dispositive power; (v) Adam Gray, as a manager of Coliseum and CC, who beneficially owns 1,888,991 shares of Common Stock, 10,823 shares of Series A Preferred Stock, 614,177 shares of Series C Preferred Stock, 1,800,000 Class A Warrants and 1,800,000 Class B Warrants for which he has shared voting and shared dispositive power; and (vi) Christopher S. Shackelton, as Managing Partner of Coliseum and CC, who beneficially owns 1,888,991 shares of Common Stock, 10,823 shares of Series A Preferred Stock, 614,177 shares of Series C Preferred Stock, 1,800,000 Class A Warrants and 1,800,000 Class B Warrants for which he has shared voting and shared dispositive power. Assumes full conversion, based on the liquidation value as of March 9, 2018, of 10,823 shares of Series A Preferred Stock into 294,378 shares of Common Stock, 614,177 shares of Series C Preferred Stock into 16,705,235 shares of Common Stock, plus full exercise of 1,800,000 Class A warrants and 1,800,000 Class B warrants to acquire an aggregate of 3,600,000 shares of Common Stock.

(4)
Based on a Schedule 13G/A filed with the SEC on February 14, 2018 by Gilder, Gagnon, Howe & Co. LLC, which beneficially owns 448,556 shares for which it has sole voting power, 448,556 shares for which it has sole dispositive power and 15,176,489 shares for which it has shared dispositive power.

(5)
Based on a Schedule 13G/A filed with the SEC on February 14, 2018 by (i) Venor Capital Management LP, which beneficially owns 14,207,992 shares, for which it has shared voting power and shared dispositive power; (ii) Venor Capital Management GP LLC, which beneficially owns 14,207,992 shares, for which it has shared voting power and shared dispositive power; (iii) Venor Special Situations Fund II LP, which beneficially owns 3,774,209 shares for which it has shared voting power and shared dispositive power; (iv) Venor Special Situations GP LLC, which beneficially owns 3,774,209 shares for which it has shared voting power and shared dispositive power; (v) Jeffrey A. Bersh, who beneficially owns 14,207,992 shares, for which he has shared voting power and shared dispositive power; and (vi) Michael J. Wartell, who beneficially owns 14,207,992 shares, for which he has shared voting power and shared dispositive power.

(6)
Based on a Schedule 13D filed with the SEC on July 10, 2017 by (i) ASSF IV AIV B Holdings, L.P., which beneficially owns 10,767,555 shares for which it has shared voting power and shared dispositive power; (ii) ASSF Operating Manager IV, L.P., which beneficially owns 12,236,957 shares for which it has shared voting power and shared dispositive power; (iii) Ares Management LLC, which beneficially owns 12,256,957 shares for which it has shared voting power and shared dispositive power; (iv) Ares Management Holdings L.P., which beneficially owns 12,256,957 shares for which it has shared voting power and shared dispositive power; (v) Ares Holdco LLC, which beneficially owns 12,256,957 shares for which it has shared voting power and shared dispositive power; (vi) Ares Holdings Inc., which beneficially owns 12,256,957 shares for which it has shared voting power and shared dispositive power; (vii) Ares Management, L.P., which beneficially owns 12,256,957 shares for which it has shared voting power and shared dispositive power; (viii) Ares Management GP LLC, which beneficially owns 12,256,957 shares for which it has shared voting power and shared dispositive power; and (ix) Ares Partners Holdco LLC (collectively, the “Ares Reporting Persons”), which beneficially owns 12,256,957 shares for which it has shared voting power and shared dispositive power. Assumes full exercise of warrants held by the Ares Reporting Persons into 5,877,607 shares of Common Stock.
(7)
Based on a Schedule 13D/A filed with the SEC on August 11, 2017 by (i) Gabelli Funds, LLC (“Gabelli Funds”), which beneficially owns 10,228,747 shares for which it has sole voting power and sole dispositive power; (ii) GAMCO Asset Management Inc., which beneficially owns 707,851 shares for which it has sole voting power and 799,851 shares for which it has sole dispositive power; (iii) Teton Advisors, Inc., which beneficially owns 678,000 shares for which it has sole voting power and sole dispositive power; (iv) Gabelli & Company Investment Advisers, Inc., which beneficially owns 20,350 shares for which it has sole voting power and sole dispositive power; (v) GGCP, Inc.; (vi) GAMCO Investors, Inc., which beneficially owns 2,300 shares for which it has sole voting power and sole dispositive power; (vii) Associated Capital Group, Inc.; and (vii) Mario J. Gabelli (collectively, the “GAMCO Reporting Persons”), who is deemed to have beneficial ownership of the shares owned beneficially by each of the other GAMCO Reporting Persons. Gabelli Funds has sole dispositive and voting power with respect to the shares held by a number of investment funds for which Gabelli Funds serves as an investment adviser (the “Funds”) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, and at any time, the Proxy Voting Committee of each Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations.

(8)
Based on a Schedule G filed with the SEC on February 1, 2018 by BlackRock, Inc., which beneficially owns 6,451,464 shares for which it has sole voting power and 6,584,105 shares for which it has sole dispositive power.

(9)
Includes 294,378 shares of Common Stock issuable upon conversion of 10,823 shares of Series A Preferred Stock, 16,705,235 shares of Common Stock issuable upon conversion of 614,177 shares of Series C Preferred Stock and the full exercise of 1,800,000 Class A warrants and 1,800,000 Class B warrants owned by Coliseum. Mr. Shackelton, as the Managing Partner of Coliseum, is deemed to beneficially own all 22,488,604 shares of Common Stock, for which he has shared voting and shared dispositive power.

(10)
Includes 484,132 shares issuable upon exercise of options held by Mr. Evans.

(11)
Includes 147,603 shares issuable upon exercise of options held by Mr. Greenleaf.

(12)
Includes 49,669 shares issuable upon vesting of restricted stock held by Mr. Pate.

(13)
Includes 49,669 shares issuable upon vesting of restricted stock held by Mr. Bronfein.

(14)
Includes 49,669 shares issuable upon vesting of restricted stock held by Mr. Golding.

(15)
Includes 49,669 shares issuable upon vesting of restricted stock held by Mr. Goldstein.

(16)
Includes 49,669 shares issuable upon vesting of restricted stock held by Dr. Nguyen.

(17)
Includes 71,970 shares issuable upon vesting of options held by Mr. Deitsch.

(18)
Includes 29,422 shares issuable upon vesting of options held by Mr. Schott.

(19)
Includes 29,422 shares issuable upon exercise of options held by Ms. Kepler.

(20)
Includes 278,417 shares issuable upon exercise of options. The 22,448,604 shares of Common Stock beneficially owned by Mr. Shackelton are not included in this calculation. If the 22,448,604 shares of Common Stock beneficially owned by Mr. Shackelton were to be included in this calculation, the number of shares beneficially owned by the Directors and Officers as a group would equal 23,414,924, representing approximately 15.8% of the class.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and beneficial owners of more than 10% of Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Based solely on the Company’s review of the copies of such forms received by it, and written representations from certain of such persons, the Company believes that, during the fiscal year 2017, its executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except that Mr. Shackelton, Coliseum, CC, CCP, CCP II and Adam Gray inadvertently filed a Form 4 on September 27, 2017 that should have been filed on August 17, 2017.
Equity Compensation Plan Information
The following table sets forth information relating to equity securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2017.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,398,200	$3.98	5,245,719
Equity compensation plans not approved by security holders	—	—	—
Total	4,398,200	$3.98	5,245,719

(1)
Columns (a) and (b) include outstanding awards under the BioScrip, Inc. Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”) and the BioScrip/CHS 2006 Equity Incentive Plan, as Amended and Restated (the “CHS Plan”). Column (c) includes securities remaining available for future issuance under only the 2008 Plan. At the Company’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”), the stockholders approved amendments to the 2008 Plan; as a result, no further awards will be made under the CHS Plan.

The following table sets forth information relating to the number of stock options and shares of restricted stock granted by the Company in fiscal years 2017, 2016 and 2015:
Fiscal Year	Stock Options Granted (#)	Restricted Stock Granted (#)
2017	1,618,092	1,563,922
2016	492,810	158,500
2015	1,436,500	68,000

PROPOSAL 1 — ELECTION OF DIRECTORS
General
The Company’s bylaws provide that the Board consists of the number of directors as is designated from time to time by resolution of the Board. Directors hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, or until any such director’s earlier death, resignation or removal. Vacancies on the Board and newly created directorships will generally be filled by the vote of a majority of the directors then in office, and any directors so chosen hold office until the next annual meeting of stockholders. In voting for directors, each stockholder is entitled to cast one vote for each share of Common Stock owned (including holders of Preferred Stock on an as-converted into Common Stock basis) for each nominee. Stockholders are not entitled to cumulative voting in the election of directors. If a quorum is present, the six nominees who receive the greatest number of votes will be elected to the Board. In the unanticipated event that one or more of the nominees becomes unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board. Each nominee has agreed to serve on the Board if elected. We have no reason to believe that any nominee will be unable to serve.
Based on the recommendation of the Governance, Compliance and Nominating Committee and approval of the Board, the following six candidates have been nominated for election to the Board at the Annual Meeting: Michael G. Bronfein, David W. Golding, Michael Goldstein, Daniel E. Greenleaf, Steven Neumann and R. Carter Pate. All of the candidates currently serve as directors and were elected by stockholders at our 2017 Annual Meeting.
As previously disclosed in the Company’s 2015, 2016 and 2017 proxy statements, on February 6, 2015, the Company entered into an Investor Agreement (the “Investor Agreement”) with Cloud Gate Capital LLC and DSC Advisors, LLC, which together and with their respective affiliates beneficially owned approximately seven percent (7%) of the Company’s outstanding Common Stock as of the date of the Investor Agreement. Pursuant to the Investor Agreement, the Company agreed, among other things, to nominate Mr. Golding for election to the Board at the Company’s 2015 Annual Meeting of Stockholders and appoint Mr. Golding as a member of the Governance, Compliance and Nominating Committee of the Board if he were elected. The Investor Agreement no longer obligates the Company to take any action with respect to board nominations or committee assignments.
As also previously disclosed, on March 9, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CCP, CCP II and Blackwell Partners, LLC, Series A (collectively, the “Coliseum Investors”), each of which is a fund or account managed by Coliseum. Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the Coliseum Investors an aggregate of  (a) 625,000 shares of Series A Preferred Stock, (b) 1,800,000 Class A warrants, and (c) 1,800,000 Class B warrants. The terms of the Series A Preferred Stock permit the holders of a majority of the Series A Preferred Stock to, without the consent of any other stockholders, elect one member of the Board for so long as shares of the Series A Preferred Stock represent, on an as-converted to Common Stock basis, at least five percent (5%) of the outstanding voting stock of the Company.
On June 10, 2016, the Company entered into an Exchange Agreement (the “Series B Exchange Agreement”) with the Coliseum Investors, whereby the Company exchanged 614,177 shares of the existing Series A Preferred Stock for an identical number of shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), which had the same terms as the Series A Preferred Stock, except that the terms of the Series B Preferred Stock included the authority of the holders of the Series B Preferred Stock to waive the requirement that the Company reserve a sufficient number of shares of Common Stock to allow for the conversion of the Series B Preferred Stock. Then, on June 14, 2016, the Company entered into an Exchange Agreement (the “Series C Exchange Agreement”) with the Coliseum Investors, whereby the Company exchanged all 614,177 shares of Series B Preferred Stock for an identical number of shares of Series C Preferred Stock, which had the same terms as the Series B Preferred Stock, except that the terms of the Series C Preferred Stock provide that the 11.5% per annum rate of non-cash dividends payable on the shares of the Series C Preferred Stock will be reduced based on the achievement by the Company of specified financial performance metrics. The terms of the Series C Preferred Stock permit the holders of a majority of the Series C Preferred Stock to, without the consent of any other stockholders, elect one member of the Board for so long as shares of the Series C Preferred Stock represent, on an as-converted to Common Stock basis, at least five percent (5%) of the outstanding voting stock of the Company.
As a result of the transactions described above, the Series A Preferred Stock no longer represents, on an as-converted to Common Stock basis, at least five percent (5%) of the outstanding voting stock of the Company and, accordingly, the holders of a majority of the Series A Preferred Stock no longer have the right to elect one member of the Board. The Series C Preferred Stock now represents, on an as-converted to Common Stock basis, at least five percent (5%) of the outstanding voting stock of the Company. As a result, the holders of a majority of the Series C Preferred Stock have the right to elect one member of the Board. The Company expects that Mr. Shackelton will be elected as the Series C Director on or before the date of the Annual Meeting pursuant to a unanimous written consent of the Coliseum Investors, which hold all of the shares of Series C Preferred Stock.
On June 11, 2016, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, HomeChoice Partners, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, HS Infusion Holdings, Inc., a Delaware corporation (“Home Solutions”) and each of the subsidiaries of Home Solutions set forth on the signature pages to the Asset Purchase Agreement (collectively, the “Home Solutions Subsidiaries” and together with Home Solutions, the “Sellers”). Pursuant to the Asset Purchase Agreement, the Company agreed to acquire substantially all of the assets and assume certain liabilities of the Sellers (the “Home Solutions Transaction”). The Asset Purchase Agreement also provides that, upon consummation of the Transaction, which occurred on September 9, 2017, (1) for so long as Daniel Greenleaf remains the Chief Executive Officer of the Company, Mr. Greenleaf will be a member of the Company’s Board and (2) the Sellers will be entitled to designate one member for election to the Board for a period of three years, provided that this designation right will terminate if the Sellers own less than 50% of the equity interests of the Company issued to Home Solutions pursuant to the Asset Purchase Agreement. Mr. Neumann is the Sellers’ designee.
Current Directors and Nominees for Director
Series C Director Designee
Christopher S. Shackelton, 38, has been a director since March 2015, when he was appointed pursuant to the Purchase Agreement that the Company entered into with the Coliseum Investors. Mr. Shackelton is a co-founder at Coliseum Capital Management, LLC and serves as its Managing Partner. He has served as a director of Providence Service Corporation since 2012, and he currently serves as Chairman of its board of directors. Since 2016, Mr. Shackelton has also served as a director of Universal Technical Institute, Inc. Since 2018, Mr. Shackelton has also served as a director of Lazydays Holdings, Inc. Mr. Shackelton previously served as a director of LHC Group from 2012 to 2017; Advanced Emissions Solutions, from 2014 to 2016; Rural/Metro Corp, from 2008 to 2011; and Interstate Hotels & Resorts, Inc., from 2009 to 2010. He currently serves as a Trustee for New Haven Community Outreach and Connecticut Open at Yale. Earlier in his career, Mr. Shackelton served as an analyst for Morgan Stanley & Co. and Watershed Asset Management LLC. We believe Mr. Shackelton’s experience serving as a director for public companies and his financial and investment background are particularly relevant for his service on the Board.
Director Nominees
Daniel E. Greenleaf, 53, has been a director since September 2016. Mr. Greenleaf currently serves as the CEO of the Company. He served as Chairman and Chief Executive Officer of Home Solutions, a home infusion services provider, from December 2013 through the Company’s acquisition of substantially all of the assets of Home Solutions in September 2016, when Mr. Greenleaf was named President and Chief Executive Officer of the Company and appointed to the Board. Prior to joining Home Solutions, Mr. Greenleaf served as President and Chief Executive Officer of Coram Specialty Infusion Services and as Chief Operating Officer of Apria Healthcare Group. He joined Coram/Apria in April 2008 and led significant revenue and earnings increases before his departure in 2013. Before joining Apria/Coram, Mr. Greenleaf served as President and Chief Operating Officer of VioQuest Pharmaceuticals, a publicly traded pharmaceutical company and as President of U.S. Operations for Celltech Biopharmaceuticals.

Mr. Greenleaf holds a Bachelor of Arts in Economics from Dennison University and a Master of Business Administration from the University of Miami. Mr. Greenleaf also served as a Captain and Navigator in the United States Air Force. We believe Mr. Greenleaf’s significant experience in the healthcare and home infusion industries, and in particular his experience as Chief Executive Officer of Home Solutions and Coram, are particularly relevant to Mr. Greenleaf’s service on the Board. Further, as the only Board member who is also a member of the Company’s management team, Mr. Greenleaf provides management’s perspective in Board discussions about the operations and strategic direction of the Company.
Michael G. Bronfein, 62, has been a director since April 2016. Mr. Bronfein currently serves as the CEO of Curio Wellness, a position he has held since August 2016. Since 2014, Mr. Bronfein has also served as an independent consultant to and investor in development stage companies within the healthcare industry. Throughout his career, Mr. Bronfein has founded or co-founded and grown a number of companies, with a focus on healthcare services, technologies, software and distribution. From 2010 to 2013, Mr. Bronfein served as Chairman and CEO of Remedi SeniorCare, which grew from a start up to the fifth-largest long term care pharmacy in the United States. Prior to joining Remedi, from 1999 to 2012, Mr. Bronfein was senior managing director of Sterling Partners, a private equity fund with a focus on education, healthcare services and technologies, and business services. Mr. Bronfein led Sterling’s healthcare investing and served as a director of several Sterling portfolio companies, including two companies that eventually completed initial public offerings. From 1991 to 1999, Mr. Bronfein was co-founder, Chairman and CEO of NeighborCare, which grew to the second-largest long term and managed care pharmacy in the United States. We believe Mr. Bronfein’s healthcare industry experience, combined with his finance and business operations background, are relevant to his service on the Board.
David W. Golding, 56, has been a director since May 2015. Since 2011, Mr. Golding has served as an independent consultant to national managed care organizations, specialty pharmacy providers, pharmacy benefit management businesses and other healthcare companies. Mr. Golding currently serves as a director of VirMedica, Inc., a healthcare technology solutions company; Dunn Meadow Pharmacy, a specialized pain management pharmacy; and Global Healthcare Integrators, an international medication therapy management provider. Mr. Golding also served as a director of Salveo Specialty Pharmacy, Inc., an independent specialty pharmacy company, from 2013 to 2015. From 1987 to 2011, Mr. Golding worked at CVS Caremark, beginning his service in various capacities in the home infusion segment and culminating as Executive Vice President of Specialty Pharmacy within the pharmacy benefit management and mail service pharmacy division of CVS Health Corporation. Mr. Golding received his bachelor’s degree in pharmacy from the University of Illinois in 1984 and began his career as a Pharmacist at Cook County Hospital and a Clinical Pharmacist at St Anthony’s Memorial Hospital. We believe Mr. Golding’s clinical training, healthcare industry experience within the home infusion and specialty pharmacy, hospital and retail sectors, and executive pharmacy business skills are relevant to his service on the Board.
Michael Goldstein, 76, has been a director since May 2015. Mr. Goldstein currently serves as a director, member of the Audit Committee, Nominating and Governance Committee and Quality of Care and Patient Safety Committee of the board of directors of Teladoc, Inc., a publicly traded provider of telehealth services. Since 2011, Mr. Goldstein has served as a global senior advisor of Jefferies & Company, Inc., an investment banking firm. Mr. Goldstein also served as a director of Pacific Sunwear of California, Inc., a retail clothing company, from 2006 until 2016. Mr. Goldstein previously held senior management positions in the retail industry, serving as Chief Executive Officer of Toys “R” Us, Inc., a toy retailer (“TOYS”), from 1994 to 1998, and then as TOYS’ Acting Chief Executive Officer from 1999 to 2000. He also served as the Chief Financial Officer of TOYS and as Senior Executive Vice President of Operations and Finance of Lerner Stores Corporation, a chain department store retailer. Mr. Goldstein began his career as an accountant at Ernst & Young, where he served as an audit partner for six years. We believe that Mr. Goldstein’s extensive finance and business operations background, as well as his prior experience serving on the boards of directors of public companies, are relevant to his service on the Board.
Steven Neumann, 50, has been a director since January 2017. Mr. Neumann is currently a managing partner and co-founder of Latticework Capital Management, a private equity firm that focuses on investing in healthcare companies, and serves as a consultant with KRG Capital Partners, a private equity firm. Before co-founding Latticework, Mr. Neumann was a managing director at KRG until September 2016.

Mr. Neumann joined KRG in 1998, where he focused on healthcare investments and served on the boards of a number of KRG portfolio companies, including Home Solutions. We believe that Mr. Neumann’s substantial healthcare and investment experience, including his experience as a director of Home Solutions, are relevant to his service on the Board.
R. Carter Pate, 63, has been a director since May 2015 and serves as the Chairman of the Board. Mr. Pate is currently the Founder and Chief Executive Officer of Phoenix Effect, LLC, serving as a Consultant and Advisory Board Member to public and private Boards of Directors since 2014. Mr. Pate also currently serves as Interim Chief Executive Officer of Providence Service Corporation and as a director, since 2016, of Advanced Emissions Solutions, Inc., a publicly traded emissions solutions provider. Mr. Pate previously served as Chief Executive Officer of MV Transportation, Inc., the largest privately-owned passenger transportation contracting firm based in the U.S. from 2011 to 2014. From 1996 to 2011, Mr. Pate was employed by PricewaterhouseCoopers, LLP (“PwC”), the world’s largest accounting and professional services firm. From 2010 to 2011, he was the U.S. and Global Managing Partner of PwC’s Capital Projects and Infrastructure practice. From 2008 to 2010, he was the Global and U.S. Managing Partner of PwC’s Health Care Practice, and from 2005 to 2008, he was the U.S. Managing Partner of Government Services. From 2004 to 2005, Mr. Pate was PwC’s Managing Partner of U.S. Markets, and from 2000 to 2004, Mr. Pate was PwC’s Managing Partner of Financial Advisory Services. He served as a Partner and Leader in PwC’s U.S. Restructuring Practices from 1996 to 2000. Mr. Pate previously served as a director, Interim President and Chief Executive Officer of Sun Television and Appliances, Inc., a national retailer, as a director and Chief Executive Officer of Sun Coast Industries, Inc. and as Director of Finance at William Hudson Chemical Trading. Mr. Pate has a Master’s degree in Accounting and Information Management from the University of Texas at Dallas and a B.S. degree in Accounting from Greensboro College and is a CPA. We believe Mr. Pate’s business and financial background, as well as his experience as a senior executive and manager, are relevant to his service on the Board.
There is no family relationship among the Series C Director Designee, any other Director Nominees, any current director or any executive officers of the Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE SIX DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The Board is asking that stockholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. While the Company’s bylaws do not require stockholder ratification, the Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether to retain KPMG LLP as the Company’s independent registered public accounting firm, but may determine to do so nonetheless. Even if the appointment of KPMG LLP is ratified by the stockholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.
KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2017, 2016 and 2015. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions from stockholders.
Public Accounting Fees and Services
The following table shows the aggregate fees billed to the Company by KPMG LLP for services rendered during the years ended December 31, 2016 and 2017:
	Years Ended December 31,
Description of Fees	2016	2017
Audit Fees	$1,300,000	$1,858,998
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	208,077	—
Total Fees	$1,508,077	$1,858,998

Audit Fees
Audit fees consist of the aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s financial statements as of and for the year ended December 31, 2016 and December 31, 2017, the audit of the Company’s internal control over financial reporting as of December 31, 2016 and 2017, and its reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for 2016 and 2017. Audit fees for 2017 include $341,183 of incremental billings paid in 2017 for work on KPMG’s audit of the Company’s financial statement for the year ended December 31, 2016.
Audit-Related Fees
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” The Company did not have any such fees from KPMG LLP during the fiscal years ended December 31, 2016 and 2017, respectively.
Tax Fees
Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. The Company did not have any such fees from KPMG LLP during the fiscal years ended December 31, 2016 and 2017, respectively.
All Other Fees
All other fees consist of the aggregate fees for professional services rendered by KPMG LLP in connection with the Home Solutions Transaction and related expenses during 2016. The Company did not have any such fees from KPMG LLP during the fiscal year ended December 31, 2017.

Pre-Approval of Audit and Non-Audit Services
In accordance with the provisions of the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to the Company by its independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Exchange Act or the rules of the SEC. Accordingly, the Audit Committee pre-approved all services provided and fees charged by KPMG LLP during the years ended December 31, 2016 and December 31, 2017 and has concluded that the provision of these services is compatible with KPMG’s independence.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

PROPOSAL 3 — APPROVAL OF THE BIOSCRIP, INC. 2018 EQUITY INCENTIVE PLAN
The Board of Directors has adopted and unanimously recommends that the stockholders approve the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), covering the issuance of 16,406,939 shares of Common Stock — inclusive of all of the shares that will roll over from the 2008 BioScrip, Inc. Equity Incentive Plan (the “2008 Plan”), which at the end of the first quarter was approximately 5.4 million shares. The shares reserved will be reduced by any shares granted under the 2008 Plan after December 31, 2017.
The following discussion summarizes the material terms of the 2018 Plan. This discussion is not intended to be complete and is qualified in its entirety by reference to the 2018 Plan, a copy of which is attached to this proxy statement as Appendix A.
Background
In April 2008, the Company’s stockholders approved and adopted the 2008 Plan. At that time 3,580,000 shares of Common Stock were reserved for issuance thereunder and the aggregate number of shares subject to Awards granted to directors was 500,000. In June 2010, May 2013, June 2014 and November 2016, the Company’s stockholders approved amendments to the 2008 Plan to increase the number of authorized shares of Common Stock available for issuance thereunder to a total of 14,605,000 shares. The 2008 Plan expires on the tenth anniversary of its approval by the Company stockholders. Accordingly, the Board of Directors has approved, subject to stockholder approval at the Annual Meeting, the 2018 Plan to replace the expiring 2008 Plan. As of March 9, 2018, there were options to purchase 4,200,206 shares of Common Stock outstanding under all active equity incentive plans at exercise prices ranging from $1.11 to $16.63 per share — with a weighted average exercise price of  $3.69 and a weighted average remaining term of 5.24 years — and 1,739,839 shares of Common Stock issued and unvested under the 2008 Plan pursuant to restricted stock grants. As of March 9, 2018, there were 5,406,939 shares remaining available for grant under the 2008 Plan. If the 2018 Plan is approved, all shares available under the 2008 Plan will become available under the 2018 Plan and no further awards will be made under the 2008 Plan.
As with the 2008 Plan, the primary purpose of the 2018 Plan is to (i) attract and retain key employees and directors, (ii) provide additional incentives to key employees and directors to increase the value of the Company’s Common Stock; and (iii) provide key employees and directors with a stake in the future of the Company aligning management with the Company’s stockholders. The Board will rely upon the 2018 Plan as one of the benefits necessary to attract and retain highly qualified and motivated employees and directors. The Compensation Committee and Board believe that equity is a significant component of total compensation for employees and an important component of director compensation. The 2018 Plan includes the following new or changed terms:
•
Change in Control Threshold — the 2018 Plan includes a 50% Change in Control threshold.

•
Default Vesting — the 2018 Plan exempts only 5% of the shares from the minimum vesting periods.

•
Director Compensation Limit — the 2018 Plan imposes $500,000 per-year total limit on director compensation.

•
Exercise Period Following Change of Control Termination — the 2018 Plan provides for a 12-month exercise period for options and SARs following a termination after a Change in Control.

•
Clawback Policy — the 2018 Plan authorizes the Company to enact a clawback policy.

Administration
The 2018 Plan is administered by the Compensation Committee, or such other committee appointed by the Board, which shall consist of at least two or more members of the Board. Each director, while serving as a member of the Compensation Committee, must satisfy the requirements for a “non-employee director” under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Common Stock is traded or listed, the Compensation Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedure to be followed to grant any awards under the 2018 Plan, to (1) a committee of one or more directors of the Company any of the authority of the Compensation Committee under the 2018 Plan, including the right to grant, cancel or suspend awards made under the 2018 Plan and (2) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant awards under the 2018 Plan to key employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Compensation Committee pursuant to the 2018 Plan to cancel or suspend awards under the 2018 Plan to key employees who are not directors or executive officers of the Company. The Compensation Committee has full power and authority to determine the terms and conditions that apply to any award upon a separation of service with the Company or any subsidiaries.
All grants under the 2018 Plan will be evidenced by a certificate (an “Award Agreement”) that will incorporate such terms and conditions as the Compensation Committee deems necessary or appropriate.
Coverage Eligibility and Annual Grant Limits
The 2018 Plan provides that key employees and directors may be issued awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock units (“Restricted Stock Units”), stock grants (“Stock Grants”) and, solely to key employees, performance units (“Performance Units”). A key employee is any employee of the Company or any subsidiary, parent or affiliate of the Company designated by the Compensation Committee who, in the judgment of the Compensation Committee, acting in its absolute discretion, is key directly or indirectly to the success of the Company. While all employees are highly valued, for purposes of the Plan, the Company estimates that there are currently approximately 200 key employees. The Annual Grant Limits under the 2018 Plan are 3,000,000 shares for any combination of Options, SARs and Stock Grants and Restricted Stock Units that are intended to comply with the provisions of the 2018 Plan that pertain to awards subject to the attainment of performance goals. The 2018 Plan also limits total director compensation in any one calendar year to $500,000 (the “Director Limit).
Shares Reserved for Issuance Under the 2018 Plan
Subject to adjustment as described under “Adjustment for Change in Capitalization” and “Mergers” below, there are 16,406,939 shares of Common Stock authorized for issuance under the 2018 Plan, all of which may be subject to ISOs (as defined herein). Any shares issued under the 2018 Plan may consist, in whole or in part, of authorized and unissued shares of Common Stock, treasury shares of Common Stock or shares of Common Stock purchased in the open market or otherwise. Any shares of Common Stock that are issued subject to Awards of Options or SARs will be counted against this limit as one share of Common Stock for every one share of Common Stock granted. Any shares of Common Stock that are issued subject to Awards other than Options or SARs will be counted against this limit as 1.18 shares of Common Stock for every one share of Common Stock granted.
If any shares of Common Stock subject to an Award are forfeited or expire or any Award is settled for cash (in whole or in part), the shares of Common Stock subject to such Award become, to the extent of the forfeiture, expiration or cash settlement, available for issuance under the 2018 Plan as described in the next paragraph. The following shares of Common Stock are not to be added to the shares of Common Stock authorized for grant as described above: (1) shares of Common Stock tendered by a key employee or director or withheld by the Company in payment of the purchase price of an Option, (2) shares of Common Stock tendered by a key employee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (3) shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof.
Any shares of Common Stock that again become available for grant pursuant to the 2018 Plan are added back as one share of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Options or SARs granted under the 2018 Plan, and as 1.18 shares of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Awards other than Options or SARs granted under the 2018 Plan.

Shares of Common Stock under Awards made in substitution or exchange for awards granted by a company acquired by the Company or any affiliate or subsidiary, or with which the Company or any affiliate or subsidiary combines, do not reduce the shares of Common Stock authorized for grant under the 2018 Plan. Additionally, in the event that a company acquired by the Company or any affiliate or subsidiary or with which the Company or any affiliate or subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2018 Plan and will not reduce the shares of Common Stock authorized for grant under the 2018 Plan. But Awards using any such shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company, an affiliate or a subsidiary prior to such acquisition or combination.
Default Vesting
All awards under the 2018 Plan will have a minimum vesting period of one year from the date of grant. The foregoing notwithstanding, the Compensation Committee or Board may provide for earlier vesting, but only with respect to a maximum of five percent (5%) of the total number of shares of Common Stock available for issuance under the 2018 Plan (the “Carve-out”).
Options
The Compensation Committee acting in its absolute discretion has the right to grant Options to key employees and directors to purchase shares of Common Stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an incentive stock option (“ISO”), which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the 2018 Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Compensation Committee, the option certificate can provide for payment of the exercise price either in cash, by check, or in Common Stock or in any combination thereof. The exercise price may also be paid (1) through any cashless exercise procedure which is acceptable to the Compensation Committee or its delegate and which is facilitated through a sale of Common Stock, (2) with the consent of the Compensation Committee, by withholding Common Stock otherwise issuable in connection with the exercise of the Option, and (3) through any other method specified in an Award Agreement.
The terms and conditions of each Option granted under the 2018 Plan will be determined by the Compensation Committee, but no Option will be granted with an exercise price which is less than the fair market value of the Common Stock on the grant date (generally, the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option (with a fair market value less than the Option price) may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded.
No Option granted to an employee of the Company or any subsidiary of the Company may be exercisable before the expiration of one year from the Option grant date, except in accordance with the Carve-out provided under the 2018 Plan. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the Common Stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Compensation Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement, or provide that dividends or dividend equivalents be paid with respect to the Option.
Stock Appreciation Rights
SARs may be granted by the Compensation Committee to key employees and directors under the 2018 Plan, either as part of an Option or as stand-alone SARs. The terms and conditions for a SAR granted as part of an Option will be set forth in the related Option certificate while the terms and conditions of a stand-alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount (in cash, Common Stock, or a combination of cash and Common Stock as determined by the Compensation Committee) equal to the excess of the fair market value of one share of Common Stock as of the date such right is exercised over the initial stock price specified in the option certificate or SAR certificate (the “SAR Value”), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for a SAR will be no less than the fair market value of a share of Common Stock as determined on the grant date in accordance with the 2018 Plan. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the SAR Value will not be reduced after the SAR is granted, a SAR may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded. In no event may a SAR granted to an employee of the Company or a subsidiary of the Company be exercisable before the expiration of one year from the SAR grant, except in accordance with the Carve-out provided under the 2018 Plan. No SAR may be exercisable more than 10 years from the grant date. The Compensation Committee may not, as part of a SAR grant, provide that dividends or dividend equivalents be paid with respect to the SAR.
Restricted Stock Units
The Compensation Committee acting in its absolute discretion shall have the right to grant Restricted Stock Units to key employees and directors and may prescribe that vesting of any or all of the Restricted Stock Units shall be subject to the achievement of one or more performance objectives. The value of each Restricted Stock Unit corresponds to the fair market value of a share of Common Stock. The terms and conditions will be set forth in the related restricted unit certificate. Grants of Restricted Stock Units subject solely to continued service with the Company or a subsidiary will not become fully vested less than one year from the date of grant, except in accordance with the Carve-out provided under the 2018 Plan. The foregoing notwithstanding, Restricted Stock Units subject to the achievement of performance objectives will not become vested less than one year from the date of grant. There will be no adjustment to Restricted Stock Units for dividends paid by the Company, except for adjustments made by the Compensation Committee as described under “Adjustment for Change in Capitalization” below. The Compensation Committee may not, as part of a Restricted Stock Unit grant, provide that dividend equivalents be paid with respect to Restricted Stock Units, until such time as the Restricted Stock Units vest.
Unless a key employee or director has made a deferral election in accordance with the 2018 Plan, upon vesting of a Restricted Stock Unit, the key employee or director will receive payment from the Company in shares of Common Stock issued under the 2018 Plan equal to the number of vested Restricted Stock Units and the Restricted Stock Units will then be automatically cancelled. The Compensation Committee in its absolute discretion may permit a key employee or director to elect to defer the receipt of the delivery of shares of Common Stock that would otherwise be due upon the vesting of Restricted Stock Units provided that such an election is made in accordance with Section 409A of the Code.
Stock Grants
A Stock Grant may be made by the Compensation Committee to key employees and directors under the 2018 Plan. The terms and conditions for a Stock Grant made will be set forth in the related stock grant certificate and will be determined by the Compensation Committee acting in its sole discretion. The Compensation Committee may make the issuance of Common Stock under a Stock Grant subject to the satisfaction of one or more employment, performance, purchase or other conditions and may make the forfeiture of Common Stock issued pursuant to such a grant subject to similar conditions. The Compensation Committee may, at the time a Stock Grant is made, prescribe corporate, divisional, and/or individual performance goals to all or any portion of the shares subject to the Stock Grant, including goals based on achieving a certain level of total revenue, EBITDA, earnings, earnings per share or return on equity of the Company and its subsidiaries and affiliates, or on the extent of changes in those criteria. Upon the satisfaction of any applicable forfeiture conditions and performance goals, the shares underlying the Stock Grant will be transferred to the key employee or director. Stock Grants subject solely to continued service with the Company or a subsidiary will not become fully vested less than one year from the date of grant (except in accordance with the Carve-out provided under the 2018 Plan). The foregoing notwithstanding, Stock Grants subject to the achievement of performance conditions will not become vested less than one year from the date of grant. Unless otherwise provided in the Award Agreement, cash dividends paid on the Common Stock will be distributed to the holder of a Stock Grant, and any stock dividends on the Common Stock will be subject to the same forfeiture conditions as the shares subject to the Stock Grant.
Performance Units
Performance Units may be granted to key employees under the 2018 Plan. The terms and conditions for the Performance Units, including the performance goals, the performance period and a value for each Performance Unit (or a formula for determining such value), shall be established by the Compensation Committee acting in its sole discretion and shall be set forth in a written agreement covering such Performance Units. The Compensation Committee shall specify corporate, division and/or individual performance goals which the key employee must satisfy in order to receive payment for such Performance Unit. If the performance goals are satisfied, the Company shall pay the key employee an amount in cash equal to the value of each Performance Unit at the time of payment.
Performance Goals
Performance goals for an award of Performance Units or a Stock Grant to Covered Officers (as such term is used in the 2018 Plan) shall be based on achieving specified levels of one or any combination of the performance goals (with respect to the Company on a consolidated basis, by division, segment and/or business unit) set forth in the 2018 Plan, including net sales; revenue; revenue growth or product revenue growth; operating income; pre- or after-tax income; earnings per share; net income; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings; economic value-added models or equivalent metrics; enterprise value metrics; comparisons with various stock market indices; costs reductions, savings, controls or objectives; cash flow or cash flow per share; return on capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins, EBITDA or cash margin; operating efficiencies; year-end cash; debt reductions; stockholder equity; market share; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary. The Compensation Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions, dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The Compensation Committee may appropriately adjust any evaluation of the performance criteria to exclude certain events that occur during an applicable performance period.

Director Awards
The Board may provide that all or a portion of a Director’s annual retainer, meeting fees and/or other awards or compensation be payable in the form of Non-ISOs, Restricted Share Units and/or Stock-Based Awards, including unrestricted shares of Common Stock; and the Board will determine the terms and conditions of such awards, which may be made via awards under the 2018 Plan. The foregoing notwithstanding, compensation to Directors is subject to the Director Limit.
Non-Transferability
No Award will be transferable by a key employee or director other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Compensation Committee’s consent) be exercisable during a key employee’s or director’s lifetime only by the key employee or director, except that the Compensation Committee may provide in an Award Agreement that a key employee or director may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.
Amendments to the 2018 Plan
The 2018 Plan may be amended by the Board to the extent that it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limitations of Code Section 422), except that no amendment will be made without stockholder approval to the extent required under applicable law or exchange rule and no amendment may be made to the change in control provisions of the 2018 Plan described below under “Change in Control” on or after the change in control date if it would adversely affect any rights that would otherwise vest on that date. The Board may suspend granting Awards or may terminate the 2018 Plan at any time. The Board may not unilaterally modify, amend or cancel any Award previously granted without the consent of the holder of such Award, unless there is a dissolution or liquidation of the Company or in connection with certain corporate transactions.
Adjustment for Change in Capitalization
The number, kind, or class of shares of Common Stock reserved for issuance under the 2018 Plan, the annual grant limits, the number, kind or class of shares of Common Stock subject to Options, Restricted Stock Units, Stock Grants or SARs granted under the 2018 Plan and the exercise price of Options and the SAR Value of SARs granted shall be adjusted by the Compensation Committee in an equitable manner to reflect any change in the capitalization of the Company (including stock dividends or stock splits).
Mergers
The Compensation Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the 2018 Plan, the annual grant limits, and the number, kind or class of shares of Common Stock subject to Option, Restricted Stock Unit and SAR grants and Stock Grants previously made under the 2018 Plan and the related exercise price of the Options and the SAR Values and, further, shall have the right to make (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) Option, Restricted Stock Unit and SAR grants and Stock Grants to effect the assumption of, or the substitution for, option, stock appreciation right, restricted stock unit and stock grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.
Change in Control
Assumption or Substitution of Certain Awards.   Unless otherwise provided in an Award Agreement, in the event of a Change in Control (as defined in the 2018 Plan, and which includes when any person or group is or becomes a beneficial owner of securities of the Company representing 50% or more voting power of the Company’s outstanding securities eligible to vote for the election of the Board) in which the successor company assumes or substitutes for an Option, Restricted Stock Unit, SAR, or Stock Grant, if a

key employee’s employment with the successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 24 months following the Change in Control: (1) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the Award Agreement), and (2) restrictions, limitations and other conditions applicable to Restricted Stock Units and Stock Grants shall lapse and the Restricted Stock Units and Stock Grants will become free of all restrictions and limitations and become fully vested.
Non-Assumption or Substitution of Certain Awards.   Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company does not assume or substitute for an Option, Restricted Stock Unit, SAR, or Stock Grant: (1) those Options and SARs outstanding as of the date of the Change in Control that are not assumed or substituted for will immediately vest and become fully exercisable, and (2) restrictions and deferral limitations on Restricted Stock Units and Stock Grants that are not assumed or substituted for will lapse and the Restricted Stock Units and Stock Grants will become free of all restrictions and limitations and become fully vested.
Impact on Certain Awards.   Award Agreements may provide that in the event of a Change in Control: (1) Options and SARs outstanding as of the date of the Change in Control will be cancelled and terminated without payment if the fair market value of one share of Common Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (2) all Performance Units and other performance-based awards will be considered to be earned and payable (either in full based on target or actual performance, or pro rata based on actual performance or based on the portion of the performance period completed as of the date of the Change in Control), and any limitations or other restriction will lapse and the Performance Units will be immediately settled or distributed.
Clawback Provisions
Any award granted under the 2018 Plan will be subject to mandatory repayment by the participant to the Company to the extent such participant is or becomes subject to any clawback or recoupment policy adopted by the Company or any affiliate to comply with applicable laws, rules or regulations (including final SEC rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act), or otherwise, or any applicable laws which impose mandatory recoupment, including the Sarbanes-Oxley Act of 2002.
Federal Income Tax Consequences
The rules concerning the federal income tax consequences with respect to Awards under the 2018 Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. The applicable statutory and regulatory provisions are also subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.
ISOs.   In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the key employee’s alternative minimum taxable income. If the key employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the Common Stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction at either the grant or the exercise of an ISO.

If the key employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of  (1) the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the Common Stock over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).
Non-ISOs.   A key employee or director will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee or director generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the key employee or director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).
SARs.   A key employee or director will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. A key employee or director will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2018 Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the key employee or director will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the key employee or director receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.
Restricted Stock Units.   A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Restricted Stock Unit. If the terms of a Restricted Stock Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. However, if the terms of a Restricted Stock Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Restricted Stock Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.
Stock Grants.   A key employee or director generally will recognize ordinary income for federal income tax purposes when such individual’s interest in a Stock Grant is no longer subject to a substantial risk of forfeiture. Such income will equal the excess of the then fair market value of the Common Stock subject to such Stock Grant over the purchase price, if any, paid for such stock. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies the applicable federal income tax reporting requirements.
Performance Units.   A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Performance Unit. If the terms of a Performance Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. But if the terms of a Performance Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Performance Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The

Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.
Code Section 162(m).   Code Section 162(m) imposes a $1 million deduction limitation on the compensation paid to certain senior executives (and former executives) of a public company, which would include grants to such individuals under the 2018 Plan in accordance with Code Section 162(m).
Vote Required for Approval
Approval of the 2018 Plan requires the affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Series A and Series C Preferred Stock on an as-converted into Common Stock basis) that have voting power represented in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal Three. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal Three and, therefore, will have no effect on Proposal Three.
Recommendation of BioScrip’s Board of Directors
BioScrip’s Board of Directors believes that the proposal is in the best interests of the Company and our shareholders, and recommends that shareholders vote “FOR” the proposal to approve the BioScrip, Inc. 2018 Equity Incentive Plan.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
APPROVAL OF THE BIOSCRIP, INC. 2018 EQUITY INCENTIVE PLAN.

Proposal 4 — APPROVAL OF An amendment to the
BIOSCRIP, INC. EMPLOYEE STOCK PURCHASE PLAN
The Board of Directors has approved and unanimously recommends that the stockholders approve an amendment (the “Amendment”) to the BioScrip, Inc. Employee Stock Purchase Place (the “ESPP”) to increase the number of shares of Common Stock available by 1,500,000, from 750,000 shares to 2,250,000. The primary purpose of the ESPP is to provide all employees of the Company and its subsidiaries with the opportunity to acquire a proprietary interest in the Company, thereby increasing their interest in their employer’s welfare, and encouraging them to remain in the employ of their employer. We believe that increasing the number of shares that may be sold under the ESPP is necessary for us to continue to offer a competitive equity incentive program in the future. Based upon recent requirements, our projections indicate that the addition of 1,500,000 shares to the maximum number of shares that may be sold under the ESPP will provide us with enough shares to continue to offer competitive equity compensation through May 2023.
The following discussion summarizes the material terms of the ESPP. This discussion is not intended to be complete and is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached to this proxy statement as Appendix B.
Background
In May 2013, the Company’s stockholders approved and adopted the BioScrip, Inc. Employee Stock Purchase Plan (the “2008 Plan”). At that time 750,000 shares of Common Stock were reserved for issuance thereunder. Effective April 2015, the ESPP was amended to clarify the terms of the ESPP to its operation regarding the frequency of offering periods and certain excluded employees. Effective October 2015, the Plan was amended to disallow certain participant elections during the offering periods. As of March 9, 2018, an aggregate of 53,462 shares of Common Stock remained available for future issuance under the ESPP. We estimate that, with an increase of 1,500,000 shares, we will have a sufficient number of shares of Common Stock to cover purchases under the ESPP through May 2023.
Administration
The ESPP is administered by the Management Development & Compensation Committee (the “Compensation Committee”), or such other committee appointed by the Board of Directors, which shall consist of at least two or more members of the Company’s Board of Directors. Each director, while serving as a member of the Compensation Committee, must satisfy the requirements for a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Common Stock is traded or listed, the Compensation Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.
Each participating subsidiary of the Company that intends to participate in the plan will adopt the ESPP as its own ESPP, effective upon the adoption by (1) official action of its board of directors, or by other similar action, (2) execution of an instrument making such subsidiary a signatory to the ESPP, and (3) by obtaining the consent of the Board of Directors of the Company.
Coverage Eligibility and Offering Period
The ESPP is provided to all eligible employees of the Company. An eligible employee will be each employee of the Company or any subsidiary (if the subsidiary has adopted the ESPP), except the following:
(a)
any employee who has accrued less than ninety (90) days of continuous service as of the first day of an offering period;

(b)
any employee who would directly or indirectly own or hold (applying the rules of Section 424(d) of the Code to determine stock ownership) immediately following the grant of an option under the ESPP an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any subsidiary; and
(c)
any employee who is a highly compensated employee of the Company or subsidiary within the meaning of Section 414(q) of the Code, who is (i) designated as a duly authorized and appointed officer of the Company or any subsidiary, as appointed by the Board of Directors; or (ii) subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended.

Any period of service described in the preceding sentence may be decreased in the discretion of the Compensation Committee.
In addition, to be eligible to participate, a person will be an employee of the Company or subsidiary on the first business day of the offering period. Each offering period will be the period determined by the Compensation Committee as the period employees are offered the opportunity to purchase stock under the ESPP and, unless and until changed by the Compensation Committee in its sole and absolute discretion, shall run for three months, with each offering period beginning on the first day of each calendar quarter during the year and ending on the last day of each such quarter (i.e., January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31).
Participation, Payroll Deduction Authorization, Change and Carry Forward/Withdrawal
An eligible employee may become a participant by filing a written election to participate during the enrollment period in accordance with the process authorized by the Compensation Committee to authorize payroll deductions during the offering period (a “Participant Election Form”). An eligible employee may elect to participate for less than the maximum number of shares which he has been offered the opportunity to purchase by authorizing a payroll deduction of a percentage of compensation less than the percentage determined by the Board of Directors of the Company. Compensation will not include commissions based on sales, bonuses or overtime pay.
A participate may waive the right to further participate for any offering period by stopping his payroll deduction in accordance with the process authorized by the Compensation Committee. Such waiver must be filed in writing with the Compensation Committee. The filing of a written waiver will apply for only the applicable offering period and not any future offering period and will be irrevocable.
Each eligible employee who elects to participate in the ESPP will authorize the making of payroll deductions to fund the purchase of the stock by completing and returning a Participant Election Form. Deductions will be made pro rata for the applicable payroll periods. A participant may authorize payroll deductions in an amount of either (i) zero percent (0%) or (ii) not less than one percent (1%) nor more than ten percent (10%) (in multiples of one percent (1%)) of the employee’s compensation for the offering period. A participant who authorizes a payroll deduction of zero percent (0%) will not be deemed to have waived participation. Once authorized by an eligible employee, a payroll deduction election will continue for subsequent offering periods until the earlier of  (i) the date that is administratively practicable after the date a participant reduces his election to zero percent (0%) with respect to an offering period, or (ii) the latest date a participant receives his last paycheck from the Company or applicable subsidiary after his employment with the Company or applicable subsidiary terminates.
Unless a participant’s employment is terminated, a participant may not vary the amount of the participant’s payroll deduction during any offering period. However, a participant may (i) elect to stop the payroll deductions effective with the first payroll occurring thirty (30) days after the Compensation Committee’s receipt of the participant’s written election to stop the payroll deductions. Such notice to stop or decrease deductions will be effective as soon as practicable after the participant makes such election. A participant’s election to stop the payroll deductions will be treated as a waiver of participation for the remainder of the offering period in which the cessation occurs. If necessary to comply with applicable provisions of the Code, a participant’s payroll deduction will be decreased to zero percent (0%) at any time during the offering period, in which case such decrease shall be treated as a waiver of participation and no purchase of Common Stock shall be made during the offering period, if administratively practicable.

Any amounts remaining credited to a participant’s payroll deduction account on the last day of an applicable offering period, after taking into account the amount of stock purchased by the participant, will be carried forward to the subsequent offering period, or, may be refunded to the participant upon the Compensation Committee’s receipt of waiver of participation by the participant.
Shares Reserved for Issuance Under the ESPP
If the amendment passes, there will be 2,250,000 shares of Common Stock authorized for issuance under the ESPP. Any shares issued under the ESPP may consist, in whole or in part, of authorized and unissued shares of Common Stock, Treasury shares of Common Stock or shares of Common Stock purchased in the open market or otherwise.
Stock Grants and Limits
For each offering period during the term of the ESPP, unless the Board determines otherwise, an offering will be made under which all eligible employees are granted the opportunity to purchase stock; provided, however, that the maximum amount of stock that can be purchased under any grant during an offering period (subject to adjustment per the ESPP) will be fifteen thousand (15,000) shares of stock. All grants will be deemed to have been made on the same date, which date will be the first day of the offering period, on which date the maximum amount of stock that can be purchased under the grant and the minimum purchase price for the stock will be fixed or determinable. Each eligible employee will be granted an opportunity to purchase up to that number of whole shares of stock which could be purchased at the price, with an amount equal to such percentage, not to exceed ten percent (10%), as the Board determines, of an eligible employee’s compensation (but in all cases subject to the 15,000 share limit described above)
Limitations on Stock.   Unless otherwise amended by the Board of Directors of the Company and approved by the stockholders of the Company to the extent required by law, a maximum number of 750,000 shares of Stock of the Company (or such number as may result following any adjustment) shall be reserved and available for grant under the ESPP. The maximum number of shares of stock that may be granted to any participant during an offering period will not exceed a maximum annual accrual of  $25,000 provided that:
(a)
the maximum number of shares of stock that may be purchased during any offering period may be increased or decreased as determined by the Compensation Committee prior to the first day of any such offering period; and

(b)
notwithstanding the directly preceding or any other provision in the ESPP to the contrary, if during an offering period more than fifty percent (50%) of the shares of stock which are available for issuance will otherwise be purchased under the ESPP by participants during the offering period, the Compensation Committee may further limit the number of shares of Stock that can be purchased by all participants during such offering period by establishing a lower fixed number of shares of stock that can be purchased during such offering period by all participants but only to the extent necessary to ensure that such fifty percent (50%) limit is not exceeded.

Either authorized and unissued shares or issued shares heretofore or hereafter reacquired by the employer of the employee may be made subject to purchase under the ESPP, in the sole and absolute discretion of the Compensation Committee. Further, except if the participant purchases more than the maximum number of shares of stock permitted, if for any reason any purchase of stock under the ESPP is not consummated, shares subject to such purchase agreement may be subjected to a new purchase agreement under the ESPP.
Limitations on Grants.   No eligible employee will be given the opportunity to purchase stock under the ESPP if, immediately following the grant of the right to purchase stock, such eligible employee owns stock, including the stock he has been granted the opportunity to purchase under the ESPP, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary thereof, computed in accordance with section 423(b)(3) of the Code.

No eligible employee will be granted the opportunity to purchase stock which permits the employee’s rights to purchase stock under this ESPP and under all other employee stock purchase plans of the employer or any corporation which is the parent or a subsidiary company of the employer to accrue at a rate which exceeds $25,000 (or such other rate as may be prescribed from time to time by the Code) of the fair market value of stock (determined as of the first day of the offering period) for each calendar year in which such eligible employee is participating under the ESPP, in accordance with the provisions of section 423(b)(8) of the Code.
Stock Purchase
Stock Price.   A participant may acquire stock under the ESPP at a cost of eighty five percent (85%) of the lower of  (i) the fair market value of the stock on the first day of the offering period in which the stock is purchased, or (ii) the fair market value of the stock on the last day of the offering period in which the stock is purchased. For these purposes, the fair market value of the stock on any given date shall be the closing price of the stock on the relevant date, as reported on the composite tape or by Nasdaq or the most recent preceding day for which such quotations are reported, as the case may be.
Purchase of Stock by Participant While Employed.   A participant’s election to participate in the ESPP through the authorization of payroll deductions, unless such election is waived in accordance with procedures determined by the Compensation Committee, is deemed an election to purchase stock at the end of the offering period. At the end of each offering period, the balance credited to the participant’s payroll deduction account, after paying for his stock, will be carried forward to the participant’s payroll deduction accounts as if contributed during the subsequent offering period.
If a participant does not for any reason purchase stock during an offering period, the balance of his payroll deduction account shall be paid to him in cash, and the participant will not be entitled to participate again for the remainder of the offering period.
Purchase of Stock by Participant After Termination of Employment.   If a participant’s employment terminates for any reason other than death, disability, or retirement, the participant’s right to purchase stock under the ESPP will immediately terminate and become void, and the amount credited to such participant’s payroll deduction account will be paid to such participant in cash.
Purchase of Stock by a Retired or Disabled Participant.   If a participant’s employment terminates on account of the participant’s disability or retirement, such participant will have the right to complete paying for the stock agreed to purchase by making a cash contribution to the participant’s payroll deduction account during the period beginning on the date such employee’s employment terminates and ending ninety (90) days following such date. In the event that such a contribution is not made, the participant’s right to purchase the stock will immediately terminate and become void, and the amount credited to such participant’s payroll deduction account will be paid to him in cash. A participant will be considered to have retired if its employment terminates by reason of his retirement after attaining age sixty-five (65) and with the consent of the employer.
Purchase of Stock by a Participant’s Representative.   In the event a participant’s employment terminates on account of the death of the participant, his heirs, legatees, distributees or personal representatives will have the right to complete paying for the stock agreed to purchase by making a cash contribution to his payroll deduction account during the period beginning on the date of his death and ending ninety (90) days following date of death. In the event that such a contribution is not made, the right to purchase stock will immediately terminate and become void, and the amount credited to such participant’s payroll deduction account will be paid to his heirs, legatees, distributees or personal representatives in cash.
Notwithstanding anything to the contrary in the ESPP, in no event will stock be purchasable under the ESPP after the expiration of 27 months from the date such stock first became purchasable under the terms of the ESPP.
Payment.   Upon the election to participate, and agreement to purchase shares, the shares of stock will be paid for in full by the making of payroll deductions and, as soon as practicable after the end of the offering period, the transfer of the purchase price from the amount credited to the participant to an account of the employer of the employee. If for any reason, the balance credited to the participant at the end of the offering period is not sufficient to pay for the stock purchased, the participant, his legatees, or distributees may, at such time and in such manner as the Compensation Committee shall prescribe, contribute cash, which will be credited to the participant’s payroll deduction account in order to pay for the full number of shares for which the participant has elected to participate, or the participant, his personal representative heirs, legatees or distributes may purchase that part of the number of full shares which the balance credited to the participant’s payroll deduction account is sufficient to purchase and shall receive the balance credited to such account and not used to purchase stock in cash. Notwithstanding the foregoing, a participant will not be permitted, except in the event of retirement, disability or death, to contribute additional cash to the participant’s payroll deduction account in excess of amounts withheld from the participant’s compensation.
Stock Certificate.   The shares of the stock purchased by a participant will be issued or transferred to the participant on the books of the Company as soon as practicable after the last day of the offering period in which the purchase was made. Stock certificates will be delivered to the participant as soon as practicable after such time, and the participant will receive and be the transferee of substantially all the rights of ownership of such stock, in accordance with Treasury Regulations Section 1.421-1(f) as currently in effect or any successor to such Treasury Regulations. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Company in the event of liquidation, the right to inspect the Company’s books, and the right to pledge or sell such stock, subject to the restrictions on such rights in this ESPP and the restrictions on such rights imposed by applicable law. Until delivery of certificates for the stock to the participant, the participant will have none of the rights and privileges of a stockholder in the Company with respect to shares of stock purchased. Notwithstanding anything to the contrary herein, the Company will not be obligated to issue stock under the ESPP if, in the opinion of counsel for the Company, such issuance would constitute a violation of Federal or state securities laws.
Adjustment for Change in Capitalization or Merger
Notwithstanding the foregoing provision, if the shares of stock subject to purchase under the ESPP are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split up or similar event, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which purchases are or may be made under the ESPP. A corresponding adjustment changing the number or kind of shares allocated to unpurchased stock shall likewise be made. Any such adjustment, however, in the stock shall be made without change in the total price applicable to the portion of the stock purchased under the ESPP which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for each share of stock.
Further, if the Company is reorganized, merged or consolidated with another corporation while stock is subject to a purchase agreement under the ESPP, or, solely for purposes of  (ii) below, if the Company is dissolved or liquidated, the Company shall either (i) substitute for such shares an appropriate number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to the shareholders of the Company with respect to such shares, or (ii) permit each participant to immediately complete making payment for the stock such participant agreed to purchase, without regard to the payroll deduction provisions, by making a cash contribution to the participant’s payroll deduction account during the thirty (30) day period next preceding the effective date of any such reorganization, merger or consolidation or of any dissolution or liquidation of the Company.
Transferability and Satisfaction of All Claims
No rights granted under the ESPP, including, but not limited to, payroll deductions credited to a participant and rights with regard to the exercise of an opportunity to purchase stock granted, may be transferred except by will or the laws of descent and distribution and, during the lifetime of the participant to whom granted, may be exercised only by such participant.

Any payment or any issuance or transfer of shares of stock to any participant, or to a participant’s legal representative, heir, legatee or distributee, in accordance with the provisions of the ESPP, will to the extent thereof be in full satisfaction of all claims thereunder against the ESPP. The Compensation Committee may require such participant, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a receipt and release in such form as it will determine.
Amendments to the ESPP
The Company will have the right to amend the ESPP in any manner it deems necessary or advisable to qualify the ESPP under the provisions of section 423 of the Code and to amend the ESPP in any other manner, however, no amendment to the ESPP which either (i) increases the aggregate number of shares of stock which may be sold thereunder or (ii) changes the designation of corporations whose employees are eligible to participate will become effective unless such amendment is approved by the shareholders of the Company within twelve (12) months before or after the date such amendment is adopted by the Board of Directors of the Company. Such shareholder approval will not be required to designate corporations that have become the Company’s parent or subsidiary corporations after the adoption and approval date of the ESPP.
The Company will have the right to terminate the ESPP at any time. Further, no offering will be made after any day upon which participants elect to participate for a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares for which participants elect to participate are greater than the shares remaining available, the shares available shall at the end of the offering period will be allocated among such participants pro rata on the basis of the number of shares for which each has elected to participate.
Notwithstanding the above, the Company will not amend or terminate the ESPP in any manner which shall retroactively impair any participant’s rights granted under the ESPP.
Vote Required and Recommendation of the Board of Directors
Approval of the amendment to the BioScrip, Inc. Employee Stock Purchase Plan requires the affirmative “FOR” vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF THE AMENDMENT TO THE BIOSCRIP, INC. EMPLOYEE STOCK
PURCHASE PLAN.

PROPOSAL 5 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Company is again providing its stockholders an advisory vote on the compensation of our named executive officers, also known as a “say-on-pay” proposal. At the Company’s 2017 Annual Meeting of Stockholders, holding future non-binding advisory votes every year received the most votes from the Company’s stockholders, and the Board subsequently adopted this as its official position. Accordingly, this Proposal 5 is being submitted to you to obtain the non-binding advisory vote of the stockholders in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 14A of the Exchange Act and the SEC’s rules. After the Annual Meeting, unless the Board modifies its position, the Company expects that the next stockholder advisory vote on the Company’s executive compensation program will occur at the Company’s 2019 Annual Meeting of Stockholders.
This proposal will give stockholders the opportunity to endorse the Company’s executive compensation programs and policies and the resulting compensation for the named executive officers, as described in this Proxy Statement in the Executive Compensation section, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the Company’s accompanying narrative disclosure. Because the vote on this Proposal 5 is advisory, the results will not be binding on the Compensation Committee, and the results will not affect, limit or augment any existing compensation or awards. The Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.
During 2017, the Company substantially improved its operational and financial performance, including a 45% increase in Adjusted EBITDA, significantly improved gross profit margin, and a $50 million increase in operational cash flow as compared to 2016. The Company achieved these results despite significant cuts to Medicare reimbursement as a result of the 21st Century Cures Act. In addition, the Company completed the Home Solutions integration, including the realization of nearly $30 million in supply chain savings, and recapitalized the Company’s senior debt. These operational, financial and capital structure improvements in turn led to an approximately 250% improvement in the Company’s stock price, from $1.11 on December 31, 2016 to $2.91 on December 31, 2017.
The Compensation Committee believes the following design features are key to the program’s success and promotion of stockholders’ interests:
•
Paying for performance:   Other than base salaries, all other components of compensation are variable and dependent on achievement of business and/or financial performance;

•
Encouraging long-term decision-making:   Stock options vest over three years and may normally be exercised over seven to ten years; Performance-based RSUs vest at the end of three years based on achievement of performance goals;

•
Rewarding achievement of the Company’s business and financial performance:   Amounts available for annual incentive awards are based on Company performance compared to its business plan; individual awards take account of business unit and individual executive performance relative to their goals; and

•
Avoiding incentives that might cause executives to take excessive risk:   The Company makes discretionary rather than formulaic awards (i.e., no guaranteed awards) and uses Adjusted EBITDA or other key business objectives as a key performance indicator; incentive compensation is structured to include a minimum performance amount, a target amount and an overperformance amount, which is capped at 150% (NEOs other than the CEO) or 200% (CEO) of target.

At the same time, the Company’s executive compensation programs exclude practices that would be contrary to the Company’s compensation philosophy and contrary to stockholders’ interests. For example, the Company’s executive compensation program:
•
does not provide executives with guaranteed bonuses;

•
does not provide contractual change-in-control cash severance pay beyond two times annual compensation, composed of based salary and bonus; and

•
prohibits the buying or selling of puts, calls, straddles, collars or other similar risk reduction devices, including publicly traded options, designed to hedge or offset any decrease in the market value of the Company’s securities.

The Compensation Committee and the Board believe that the Company’s compensation programs and policies, and the compensation of the named executive officers, as described above and in the Executive Compensation section of this Proxy Statement, promote the Company’s business objectives with appropriate compensation delivered in appropriate forms. The compensation of the named executive officers reflects the Compensation Committee’s independent evaluation of those officers.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY
APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS FOLLOWS:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange
Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Independence
The Board has determined that, except for Mr. Greenleaf, each of its current directors and each of its directors who served in 2017 — Michael Bronfein, David W. Golding, Michael Goldstein, Steven Neumann, Tricia Nguyen, R. Carter Pate and Christopher S. Shackelton — is independent within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market Rules (the “Nasdaq Rules”).
Board Leadership
After careful consideration, in January 2011, the Board determined that the best leadership structure for the Company was to bifurcate the leadership roles of Chairman and Chief Executive Officer. The Board believes this structure is optimal for the Company because it permits the Chairman to provide independent leadership to Company oversight, strategic planning and board management, while permitting the Chief Executive Officer to focus more on the Company’s business, day-to-day planning, operations and execution. The Board believes that the separation of the two roles continues to provide the best balance of these important responsibilities. The Board also believes, however, that retaining the flexibility to unify the two roles is beneficial to the Company. Accordingly, the Board intends to continue to exercise its discretion in combining or separating these positions as it deems appropriate depending on the particular circumstances and needs of the Company at any time.
The Board believes that the independent directors provide effective oversight of the Company’s management. Moreover, in addition to the oversight and feedback provided by the independent directors during the course of the Board meetings, the independent directors have regular executive sessions at both the Board and Committee levels.
On February 13, 2018, Tricia Nguyen notified the Company that she did not intend to stand for re-election at the Company’s 2018 Annual Meeting of Stockholders. The Board determined that it was appropriate to decrease the size of the Board from eight members to seven members effective as of the Annual Meeting. The Board is currently evaluating whether to increase the Board back to eight members and conducting a search for a potential new director. The Company expects that Mr. Shackelton will be elected to the Board as the Series C Director designee on or before the date of the Annual Meeting pursuant to a unanimous written consent of the Coliseum Investors, which holds all of the Series C Preferred Stock. If the stockholders approve each of the six nominees for director identified in Proposal 1, the size of the Board will consist of seven members.
Board Role in Risk Oversight
The Board has risk management oversight responsibility for the Company and administers this responsibility both directly and with assistance from its committees. The Board and its committees regularly review material financial, compensation, compliance and operational risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for reviewing with management the Company’s major financial and other operational risk exposures and the steps management has taken to monitor, and where appropriate mitigate, risks associated with those exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. The Audit Committee also oversees the Company’s independent registered public accounting firm, performs a central oversight role with respect to financial risks and, together with the Governance, Compliance and Nominating Committee, addresses compliance risks and reports on its findings at each regularly scheduled meeting of the Board. In addition to compliance risks and reports, the Governance, Compliance and Nominating Committee annually reviews the Company’s corporate governance guidelines and their implementation. And the Compensation Committee considers risks that may arise as a result of or otherwise in connection with the design of the Company’s compensation programs for our executives. Each committee regularly reports to the Board.

Board Diversity
The Governance, Compliance and Nominating Committee believes that diversity of backgrounds and viewpoints is a key attribute for directors. The Board does not have a formal diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership.
Board and Committee Self Assessments
The Governance, Compliance and Nominating Committee oversees a periodic evaluation process whereby the directors evaluate both the Board as a whole, each of the directors and each standing committee of the Board on which he or she serves. The Board and each committee discuss the results which are used, if necessary, to develop action plans.
Board Meetings; Annual Meeting Attendance
The Board held a total of 9 meetings during 2017. Each director attended at least 75% of the Board meetings and the meetings of the committees of the Board on which the director served that were held during his or her period of service in 2017. The Company expects each member of the Board to attend its annual meeting of stockholders, either telephonically or in person, absent a valid reason. All of the directors attended the 2017 Annual Meeting.
Executive Sessions
Independent, non-management directors meet regularly in executive sessions. “Non-management” directors are all those directors who are not employees of the Company. The Company’s non-management directors consist of all of its current directors other than Mr. Greenleaf. An executive session of the Board’s non-management directors is generally held in conjunction with each regularly scheduled Board meeting. In addition, regular executive sessions of non-management directors are held generally at the conclusion of each audit committee meeting and certain other committee meetings. Additional executive sessions may be called at the request of the Board or the non-management directors.
Board Committees
The Company’s standing committees are the Audit Committee; Governance, Compliance and Nominating Committee; and Compensation Committee. Each committee is composed solely of independent directors. Membership in each committee is as follows:
Audit Committee	Governance, Compliance and Nominating Committee	Management Development and Compensation Committee
Michael GoldsteinΩ*	Michael Bronfein*	David W. Golding*
Christopher S. Shackelton	David W. Golding	Christopher S. Shackelton
R. Carter Pate	Michael Goldstein	R. Carter Pate
Michael G. BronfeinΩ	Tricia H. Nguyen	Steven Neumann
R. Carter Pate

Ω
Designates Audit Committee Financial Expert.

*
Designates committee chairperson.

The Company has adopted a written charter for each of the committees. Stockholders may access the charters for the Audit Committee, Governance, Compliance and Nominating Committee and the Compensation Committee on the Company’s website at www.bioscrip.com under the heading “Investors — Corporate Governance” (the contents of the website are not incorporated into this Proxy Statement).

Audit Committee
Each member of the Audit Committee satisfies the independence requirements of Rule 5605(c)(2) of the Nasdaq Rules and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Mr. Goldstein and Mr. Bronfein is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of the SEC’s Regulation S-K. The Audit Committee is responsible, among its other duties, for (i) overseeing the process of accounting and financial reporting of the Company and the audits of the financial statements of the Company; (ii) appointing, retaining and compensating the Company’s independent registered public accounting firm; (iii) pre-approving all audit and non-audit services by the Company’s independent registered public accounting firm; (iv) reviewing the scope of the audit plan and the results of each audit with management and the Company’s independent accountants; (v) reviewing the internal audit function; (vi) reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures; and (vii) reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC. During 2017, the Audit Committee held 7 meetings.
Governance, Compliance and Nominating Committee
Each member of the Governance, Compliance and Nominating Committee is “independent” as set forth in Rule 5605(a)(2) of the Nasdaq Rules. The Governance, Compliance and Nominating Committee’s functions include recommending to the Board the number and names of proposed nominees for election to the Board at the Company’s annual meeting of stockholders; identifying and recommending nominees to fill expiring and vacant seats on the Board; and reviewing on an annual basis committee and Board performance and recommending, as necessary, changes to the Board. From time to time, the Governance, Compliance and Nominating Committee engages an executive search firm to assist it in identifying individuals qualified to be Board members. Except as may be required by rules promulgated by the Nasdaq Global Market or the SEC, the Governance, Compliance and Nominating Committee currently believes that there are no specific minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. In evaluating the suitability of potential nominees for election as members of the Board, the Governance, Compliance and Nominating Committee will take into consideration the current composition of the Board, including expertise, diversity and balance of inside, outside and independent directors, as well as the general qualifications of the potential nominees, including personal and professional integrity, ability and judgment and such other factors deemed appropriate. The Governance, Compliance and Nominating Committee will evaluate those and other factors, and does not have requirements for any particular weighting or priority of these factors. While the Governance, Compliance and Nominating Committee has not established specific minimum qualifications for director candidates, the Governance, Compliance and Nominating Committee believes that candidates and nominees must reflect a Board that is predominantly independent and is composed of directors who (i) are of high integrity; (ii) have qualifications that will increase the overall effectiveness of the Board, including expertise and knowledge in various disciplines relevant to the Company’s business and/or operations; and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. The Governance, Compliance and Nominating Committee considers recommendations for nominations from any reasonable and credible source, including officers, directors and stockholders of the Company who comply with the procedures set forth in the Company’s bylaws. See the section below titled “Stockholder Proposals.” The Governance, Compliance and Nominating Committee evaluates all reasonable and credible stockholder recommended candidates on the same basis as any other candidate. The Governance, Compliance and Nominating Committee also reviews the Company’s corporate governance, compliance and ethics guidelines, and oversees the annual evaluation of the Board and management of the Company. The Governance, Compliance and Nominating Committee held 5 meetings during 2017.
Management Development and Compensation Committee
The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company as well as material compensation arrangements for senior executives. From time to time, the Compensation Committee utilizes compensation consultants to assist the Compensation Committee. Each member of the Compensation Committee is “independent” as set forth in Rule 5605(a)(2) of the Nasdaq

Rules. In addition, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other executive officers; and oversees the 2008 Plan, the 2001 Incentive Stock Plan (the “2001 Plan”), the 1996 Non-Employee Directors Stock Incentive Plan (the “Directors Plan”) and will oversee the 2018 Plan. Upon stockholder approval of the 2008 Plan, no further grants were available to be made under the 2001 Plan, but if any shares of Common Stock subject to an award under the 2001 Plan are forfeited or expire, the shares of Common Stock subject to such award would, to the extent of the expiration or forfeiture, again be available for issuance under the 2008 Plan, subject to certain limitations as described in the 2008 Plan. The Compensation Committee also administers the CHS Plan, which was assumed and adopted by the Company in connection with its acquisition of CHS in March 2010. In connection with the assumption and adoption of the CHS Plan, certain options issued under the CHS Plan held by the five most senior executives of CHS were converted into the right to purchase 716,086 shares of Common Stock and all other options issued under the CHS Plan were either cashed out or cancelled at the closing of the acquisition of CHS. The Company granted options to purchase 240,000 shares under the CHS Plan in early 2014 and at the 2014 Annual Meeting, the stockholders approved amendments to the 2008 Plan; as a result, no further awards were made under the CHS Plan. Upon stockholder approval of the 2018 Plan, no further grants will be available to be made under the 2008 Plan, but if any shares of Common Stock subject to an award under the 2008 Plan are forfeited or expire, the shares of Common Stock subject to such award would, to the extent of the expiration or forfeiture, again be available for issuance under the 2018 Plan, subject to certain limitations as described in the 2018 Plan.
The Compensation Committee is also responsible for ensuring that adequate management development programs and activities are created and implemented in order to provide a succession plan for senior management and other significant positions within the Company. The Compensation Committee also oversees management succession planning. The Compensation Committee has authority to obtain advice and seek assistance from internal and external accounting and other consultants and advisers, to directly supervise their work and to determine the extent of funding necessary for the payment of any such consultant or advisor retained to advise it. During 2017, the Compensation Committee held 10 meetings.
Code of Ethics
The Company is committed to having sound corporate governance principles and has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (the “Code of Business Conduct and Ethics”) that applies to its principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. The Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.bioscrip.com under the heading “Investors —  Corporate Governance” (the contents of the website are not incorporated into this Proxy Statement). If any waivers of the Code of Business Conduct and Ethics are granted to the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, or if any material amendment is made to the Code of Business Conduct and Ethics, the Company will disclose the nature of such amendment or waiver on the Company’s website under the heading “Investors — Corporate Governance” and subheading “Governance Documents.” In addition, the Board has adopted a general code of ethics that is applicable to all of the Company’s employees and directors.
The Audit Committee has adopted a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act of 2002. The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation. This policy, as well as a copy of the Company’s general code of ethics, was distributed as part of the Company’s Legal and Ethical Compliance Manual to all employees and evidence of employee acknowledgements of receipt and understanding of the foregoing are on file in the Compliance Department. A summary of the Company’s whistleblower procedures is available on the Company’s website at www.bioscrip.com under the heading “Investors — Corporate Governance” and subheading “Governance Documents” (the contents of the website are not incorporated into this Proxy Statement).

Stockholder Communications with the Board of Directors
The Board provides a process for stockholders and other interested parties to send communications to the Board or any of the directors. Interested parties may communicate with the Board or any of the directors by sending a written communication to BioScrip, Inc., c/o Corporate Secretary at 1600 Broadway, Suite 700, Denver, Colorado 80202. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors to whom such communication is addressed.
Review, Approval or Ratification of Transactions with Related Persons
In accordance with the terms of the Company’s Audit Committee Charter and the Company’s policy on related party transactions, the Audit Committee is required to review and approve all related person transactions on an ongoing basis. A related person transaction, as defined in Item 404(a) of Regulation S-K, is any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of the Company’s executive officers, directors, director nominees or 5% stockholders (or their immediate family members) has a direct or indirect material interest. The Company’s related party transaction policy prohibits employees and directors from establishing, maintaining or renewing any material business relationship (i.e., involving amounts exceeding $50,000 annually) between the Company any related party (i.e., a person or entity under common control with any officer, director, employee or owner of more than 2% of BioScrip stock) that is not at a competitive price (i.e., a price other than one that is competitive in comparison to comparable products and services) unless the business relationship is approved by the Audit Committee.
On June 22, 2016, the Company completed an equity offering of 45,200,000 shares of Common Stock (the “Equity Offering”). Prior to the Equity Offering, a significant number of shares of the Company’s Common Stock were reserved for issuance to the Coliseum Investors, which held shares of the Company’s Series A Convertible Preferred Stock and certain warrants. In order to issue a greater number of shares of Common Stock in the Equity Offering, the Company entered into a series of transactions with the Coliseum Investors in which the Coliseum Investors agreed to waive the requirement that the Company reserve a sufficient number of shares of Common Stock to allow for the conversion of the Series A Preferred Stock and the exercise of outstanding warrants. Specifically, on June 10, 2016, the Company entered into the Series B Exchange Agreement with the Coliseum Investors, whereby the Company exchanged 614,177 shares of the existing Series A Preferred Stock for an identical number of shares of Series B Preferred Stock, which had the same terms as the Series A Preferred Stock, except that the terms of the Series B Preferred Stock included the authority of the holders of the Series B Preferred Stock to waive the requirement that the Company reserve a sufficient number of shares of Common Stock to allow for the conversion of the Series B Preferred Stock. Then, on June 14, 2016, the Company entered into the Series C Exchange Agreement with the Coliseum Investors, whereby the Company exchanged all 614,177 shares of Series B Preferred Stock for an identical number of shares of Series C Preferred Stock, which had the same terms as the Series B Preferred Stock, except that the terms of the Series C Preferred Stock provide that the 11.5% per annum rate of non-cash dividends payable on the shares of the Series C Preferred Stock will be reduced based on the achievement by the Company of specified financial performance metrics. In addition, the Coliseum Investors participated in the Equity Offering through the Company’s underwriter on the same terms as all other participants.
During 2017, there were no related person transactions in conflict with the Company’s policies with respect to related party transactions.

Compensation of Directors
Following is the schedule of directors’ fees for 2017:
Position on the Board and Committees	Fee
Non-management director retainer fee	$55,000 annually
Additional retainer fee for Chairman of the Board	$50,000 annually
Fee for each Board committee on which a non-management director serves (other than the Chairman of the Board)	$5,000 annually
Additional fee for serving as Chair of the Audit Committee	$20,000 annually
Additional fee for serving as Chair of the Governance, Compliance and Nominating Committee or the Compensation Committee	$15,000 annually
Additional per meeting fee for Board and each Committee in excess of 10 meetings held by Board/each Committee	$500 telephonic; $1,000 in-person
Per-meeting fee for service on a special committee of the Board	Chair: $750 telephonic; $1,500 in-person
Member: $500 telephonic; $1,000 in-person
All of the above fees are paid quarterly. In addition to the cash compensation detailed above, each director typically receives an annual restricted stock award of shares of Common Stock, the number of which is determined by the Compensation Committee. In 2017, directors received 49,669 restricted shares of Common Stock for their 2017 service. The number of shares was determined by dividing a targeted grant value of  $75,000 by the market price of the Company’s Common Stock. The $75,000 target was developed in consultation with the Compensation Committee’s compensation consultant. The grants vest on the business day immediately preceding the date of the Annual Meeting, provided the holder continues to serve as a director of the Company as of that date. All Board members are also reimbursed for expenses incurred in connection with attending Board and annual meetings.
The table below sets forth all compensation earned by the Company’s non-employee directors in 2017.
Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Michael Bronfein	83,750	75,994	159,744
David W. Golding	85,500	75,994	161,494
Michael Goldstein	85,500	75,994	161,494
Steven Neumann(4)	56,152	75,994	132,146
Tricia Ngyuen	66,500	75,994	142,494
R. Carter Pate(5)	114,250	152,012	266,262
Christopher S. Shackelton(6)	69,000	75,994	144,994

(1)
The fees shown include the annual retainer fee and per-meeting fees paid to each non-employee director, committee member and chairman based upon the above schedule of fees for 2017.

(2)
The value of the Stock Awards was determined in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”) and represents aggregate grant date fair value. Assumptions used in the calculation of these amounts are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2017 included in the 2017 Annual Report.

(3)
On May 2, 2017, each non-employee director received a grant of 49,669 shares of restricted Common Stock for annual service as a director, which vests on May 2, 2018. The following stock awards were outstanding at fiscal year-end:

Name	Unvested Restricted Stock Awards Outstanding at Fiscal Year End
Michael Bronfein	49,669
David W. Golding	49,669
Michael Goldstein	49,669
Steven Neumann	49,669
Tricia H. Nguyen	49,669
R. Carter Pate	49,669
Christopher S. Shackelton	49,669
(4)
Fees due to Mr. Neumann are paid directly to KRG Capital Management LP (“KRG”), of which Mr. Neumann is a limited partner, pursuant to the terms of its partnership agreement and by agreement between the Company and KRG Capital Management LP. Mr. Neumann’s stock award took the form of 49,669 shares of Phantom Stock, a market-based cash award that entitles KRG to a cash payment equal to the fair market value of an equivalent number of shares of Common Stock as of the vesting date, which is May 2, 2018, the day immediately preceding the date of the Annual Meeting.

(5)
Mr. Pate’s stock awards include the value of 28,736 shares of restricted Common Stock awarded to Mr. Pate for his service in connection with the Company’s refinancing of its senior credit facilities.

(6)
Fees due to Mr. Shackelton were paid directly to CCP pursuant to a resolution of the Board. Mr. Shackelton’s stock award took the form of 49,669 shares of Phantom Stock, a market-based cash award that entitles CCP to a cash payment equal to the fair market value of an equivalent number of shares of Common Stock as of the vesting date, which is May 2, 2018, the day immediately preceding the date of the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is responsible for overseeing the process of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Audit Committee operates pursuant to a written charter that is reviewed annually by the Audit Committee. As set forth in the Audit Committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Company’s Audit Committee reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm, KPMG LLP, the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB in Rule 3200T, and as modified or supplemented. In addition, the Audit Committee has received and discussed with the Company’s independent registered public accounting firm the written disclosures and the letter from the Company’s independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions described in the preceding paragraph above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
Submitted by the Audit Committee:
Michael Goldstein, Chairman
Michael Bronfein
Christopher S. Shackelton
R. Carter Pate

EXECUTIVE OFFICERS
The following sets forth certain information with respect to each person currently serving as an executive officer of the Company who is not also a director of the Company. Except as set forth below, none of the corporations or organizations identified below is a parent, subsidiary or other affiliate of the Company.
Stephen Deitsch, 46, Senior Vice President, Chief Financial Officer and Treasurer.   Mr. Deitsch joined the Company in April 2017. Mr. Deitsch has extensive strategic and operational financial leadership experience, including over twelve years in the healthcare industry at medical technology companies Zimmer Biomet, Biomet (which merged with Zimmer Holdings in 2015) and Lanx (which Biomet acquired in October 2013). From August 2015 to April 2017, Mr. Deitsch served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Coalfire, Inc., Mr. Deitsch served as the Chief Financial Officer of the Zimmer Biomet Spine, Bone Healing, and Microfixation business from July 2014 to July 2015 and as Vice President Finance, Biomet Corporate Controller from February 2014 to July 2014. Mr. Deitsch was the Chief Financial Officer of Lanx from September 2009 until it was acquired by Biomet in October 2013. From 2002 to 2009, Mr. Deitsch also served in various senior financial leadership roles at Zimmer Holdings, Inc., including Vice President Finance, Reconstructive and Operations, and Vice President Finance, Europe.
Harriett Booker, 51, Senior Vice President, Chief Operating Officer.   Ms. Booker joined BioScrip in November 2017. Ms. Booker has vast operational and executive leadership experience in the home infusion industry, including over two decades at Option Care, CVS Specialty Infusion Services and Coram Specialty Infusion. In 2016, Ms. Booker was the Interim Senior Vice President, Revenue Cycle Management at Option Care. Prior to Option Care, from 2008 to 2015, Ms. Booker held increasing executive responsibilities at CVS Specialty Infusion Services and its predecessor organization, Coram Specialty Infusion, culminating in being named Chief Sales Officer, a role she held from 2014 to 2015. Other executive responsibilities during her seven-year tenure at CVS Specialty Infusion Services and Coram Specialty Infusion included: Chief Commercial Officer from 2012 to 2014, Executive Vice President from 2010 to 2012, and Senior Vice President, Sales from 2009 to 2010. She served in leadership roles for Option Care (and Walgreens-Option Care) from 2002 to 2008, including Director of Sales Operations, Vice President of Managed Care Sales, and Vice President of Sales and Marketing.
Alex Schott, 48, Senior Vice President, Strategic Operations, Interim Chief Accounting Officer.   Mr. Schott joined the Company in September 2016. From 2014 until joining the Company, Mr. Schott was the Chief Financial Officer for Home Solutions and was responsible for leading accounting, finance, treasury, reimbursement, and economic strategy and forecasting. From 2010 to 2014, Mr. Schott served as Vice President of Finance for Lanx, Inc., an international medical device company that was acquired in 2013 by Biomet, Inc., a global manufacturer of musculoskeletal and biotechnology products. Mr. Schott served as Director of Accounting at Coram Specialty Infusion Services from 2000 until 2005 and as Vice President and Controller from 2005 to 2009. In addition to his healthcare experience, Mr. Schott has experience in finance and accounting in the retail, wholesale, resort, and medical response industries. Mr. Schott holds a Bachelor of Science in Accounting from Metropolitan State University of Denver.
Jody Kepler, 48, Senior Vice President, Chief Compliance Officer and Privacy Officer.   Ms. Kepler joined the Company in December 2016. From 2010 until December 2016, Ms. Kepler served as legal counsel and Privacy Officer for Coram, LLC, an affiliate of CVS Health, Inc., that provides home infusion services. Ms. Kepler’s role included advising Coram on healthcare regulatory matters, including privacy, reimbursement and fraud, waste and abuse regulations. Ms. Kepler holds a bachelor of science degree from the University of Texas Southwestern Medical Center, a juris doctor from Southern Methodist University Dedman School of Law, and an L.L.M. from the University of Denver, Sturm School of Law.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company as well as material compensation arrangements for senior executives. Each member of the Compensation Committee is “independent” as set forth in Rule 5605(a)(2) of the Nasdaq Rules. In addition, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other senior executives; oversees the 2008 Plan, the 2001 Plan, the Directors Plan and the CHS Plan; and will oversee the 2018 Plan upon stockholder approval. Although there are still outstanding and unvested awards from the 2001 Plan, the Directors Plan and the CHS Plan, new awards may only be granted from the 2008 Plan. In addition, if the 2018 Plan is approved by stockholders, new awards will only be granted from the 2018 Plan. The Compensation Committee is also responsible for ensuring that adequate management development programs and activities are created and implemented in order to provide a succession plan for executive officers and other significant positions within the Company.
The Compensation Committee, from time to time, utilizes compensation consultants to assist the Committee with:
•
compensation benchmarking;

•
incentive plan design and grant levels;

•
current and anticipated trends in executive compensation; and

•
compliance with executive compensation regulations.

Objectives of the Company’s Compensation Program
The Compensation Committee adheres to the following four principles in discharging its responsibilities:
•
Overall compensation programs should be structured to ensure our ability to attract, retain, motivate and reward those individuals who are best suited to achieve the desired performance results, both long-term and short-term, while taking into account the roles, duties and responsibilities of individuals and their respective departments.

•
There should be a strong link between executive officer compensation and the Company’s short-term and long-term financial performance.

•
Annual bonuses and long-term incentive compensation for senior management and key employees should be “at risk,” or based upon Company performance and/or the satisfactory achievement of rigorous pre-established financial and other performance related goals and objectives.

•
The compensation program should align with shareholder value creation, with the objective of delivering above-market returns to shareholders.

Role of Benchmarking
In determining compensation, the Compensation Committee considers the compensation levels, programs and practices of certain companies in the healthcare industry to assure that our programs are market competitive. The Compensation Committee reviews and periodically adjusts the peer group it uses in making compensation decisions.

In 2016, with the assistance of ClearBridge Compensation Group (“ClearBridge”), the Compensation Committee reviewed the composition of the Company’s peer group. Based on ClearBridge’s review and the Company’s size, business, revenue, market capitalization and other factors, in July 2016, the Board approved a peer group. The peer group was reviewed again in 2017 and no additional changes were made. The peer group consists of the following companies:
Addus HomeCare Corporation	Chemed Corp.	LHC Group, Inc.
Alliance Healthcare Services, Inc.	Civitas Solutions, Inc.	National HealthCare Corporation
Almost Family, Inc.	Diplomat Pharmacy, Inc.	PetMed Express, Inc.
Amedisys Inc.	The Ensign Group, Inc.	PharMerica Corporation
American Renal Assoc. Hldgs, Inc.	Five Star Quality Care Inc.	Tivity Health, Inc.
Centric Health Corporation	Fred’s, Inc.
Management’s Role in Compensation Practices
While the Compensation Committee does not delegate to management its authority to determine executive compensation, it considers recommendations from the Chief Executive Officer in making compensation decisions for executive officers, other than himself. In making compensation recommendations to the Compensation Committee, the Chief Executive Officer generally considers individual, business unit, division and Company performance and comparable compensation for a similar position at other competitive companies. Compensation levels and targets, as well as performance targets and compensation ranges, are then proposed by management to the Compensation Committee, which reviews the proposals, discusses them with management and from time to time the Compensation Committee’s outside consultant, and considers the benchmark data. The Compensation Committee makes final decisions on compensation. The Chairman of the Compensation Committee advises the Chief Executive Officer of the Compensation Committee’s decisions and the Chief Executive Officer, in turn, informs other members of senior management of the decisions, as appropriate.
The Compensation Consultant’s Role in Compensation Practices
The Compensation Committee has the sole authority to retain and terminate independent consultants on matters of executive compensation and benefits, including sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority to obtain advice and assistance for internal and external legal, accounting, or other advisors. As stated above, the Compensation Committee utilizes ClearBridge as its compensation consultant. ClearBridge reports directly to the Compensation Committee. ClearBridge was not engaged to perform any additional services beyond its support of the Compensation Committee.
In reviewing conflicts of interest, our Compensation Committee considered the following six factors with respect to ClearBridge: (i) the provision of other services to the Company; (ii) the amount of fees received from the Company as a percentage of ClearBridge’s total revenue; (iii) the policies and procedures of ClearBridge that are designed to prevent conflicts of interest; (iv) any business or personal relationship of ClearBridge with a member of the Compensation Committee; (v) any Company stock owned by ClearBridge; and (vi) any business or personal relationship of ClearBridge with any of the Company’s executive officers. Upon consideration of these factors, our Compensation Committee concluded that the engagement of ClearBridge did not present any conflicts of interest.
Stockholders’ Role in Compensation Practices
The Compensation Committee considers stockholder input when setting compensation for executive officers. At the 2017 Annual Meeting, 98.8% of the votes cast on the advisory vote on executive compensation were in favor of our executive compensation policies. The Board and the Compensation Committee reviewed these results and determined that, given the significant level of support, no major re-examination of our executive compensation policies was necessary at this time. The Compensation Committee will continue to consider the outcome of the annual advisory vote to approve compensation when making future compensation decisions for the executive officers.

Management Turnover During 2017
In connection with our entry into the Asset Purchase Agreement with Home Solutions, on June 13, 2016, the Company announced that it expected to appoint Daniel Greenleaf as President and Chief Executive Officer effective upon the consummation of the Home Solutions Transaction. On September 9, 2016, the Company consummated the Home Solutions Transaction and the Board appointed Mr. Greenleaf as President and Chief Executive Officer. During 2016, the Company also replaced its Chief Operating Officer, Senior Vice President of Sales and Marketing, and Senior Vice President, Strategic Operations. During 2017, the Company continued to replace certain members of senior management, appointing Stephen Deitsch as Chief Financial Officer to replace Jeffrey Kreger and Harriet Booker as Chief Operating Officer to replace David Evans. In addition, Britt Jeffcoat stepped down as Vice President, Chief Accounting Officer and Controller. A description of the agreements entered into between the Company and the incoming and departing officers appears in the compensation tables below.
Elements of the Executive Compensation Program
With the above principles and benchmarking data as a guide, the Compensation Committee embraces a “pay-for-performance” philosophy and has adopted compensation programs that it believes are competitive with compensation paid to executives in similar businesses with persons holding similar positions and having similar duties and responsibilities. The compensation program for executive officers consists of:
•
base salary,

•
annual cash incentive compensation, and

•
long-term incentive compensation.

Base Salary.   Base salary is the only fixed component of the executive compensation program and is the only element of executive compensation not directly based on Company performance. The Compensation Committee reviews base salaries for executives other than the Chief Executive Officer from time to time and approves salary levels after assessing a number of factors, including our performance, the executive’s performance, the executive’s scope of responsibilities, competitive compensation levels coupled with internal equity considerations and our ability to pay. The minimum base salary of the Chief Executive Officer is fixed by the terms of his employment agreement, although may be increased at the discretion of the Compensation Committee.
Base salaries allow us to provide a competitive level of compensation in order to attract and retain superior employees. On an overall basis, base salary is generally targeted at the 50th percentile of the competitive market (as discussed above) for the Chief Executive Officer and his direct reports, subject to individual circumstances and the need to obtain or retain appropriate talent. On November 24, 2017, the Compensation Committee increased Mr. Greenleaf’s annual salary from $725,000 to $750,000 effective January 1, 2018. None of the other named executive officers received a base salary increase.
Performance-Based Annual Cash Incentive Compensation.   We do not guarantee annual bonuses to our executives or to employees at any level. A broad group of approximately 242 management employees, including the named executive officers, are eligible to participate in a performance-based annual cash incentive plan. The cash incentive plan is designed to motivate employees to continuously improve our business performance and to promote a results-oriented business culture by rewarding an executive officer’s individual performance as well as the overall Company performance for a given year. Annual cash incentive compensation is generally targeted at the 50th percentile of the companies included within the Company’s selected peer group, subject to individual circumstances and the need to obtain or retain appropriate talent. Executive officers have an opportunity to receive annual incentive compensation under the cash incentive plan if individual, corporate and departmental or business unit goals and objectives established annually by the Compensation Committee are achieved for a given year.

Employees eligible to participate in Company-wide cash incentive awards, including those for executives, are recommended to the Compensation Committee for approval based on an assessment by the Chief Executive Officer. If previously identified financial performance thresholds or other objective corporate goals and objectives are achieved, then an incentive award is paid to individuals for that year. In 2017, the Company achieved Adjusted EBITDA (as calculated in accordance with our year-end earnings release and Annual Report on Form 10-K) of  $45.0 million, inclusive of the final bonus accrual, meeting the minimum financial performance target of $45 million but failing to meet the $50 million necessary for a payout at 100% of target. As a result, the Compensation Committee approved bonuses of approximately 37% of the targeted payout for each named executive officer. Actual bonuses were as follows:
		Target Bonus		Actual Payouts
Named Executive Officer	Base Salary	% of Salary	$ Value	% of Salary	$ Value
Daniel E. Greenleaf	$725,000	100%	$725,000	37%	$268,250
Alex Schott	$280,000	80%	$224,000	30%	82,883
Stephen Deitsch(1)	$375,000	80%	$300,000	30%	76,331
Jody Kepler	$215,000	40%	$86,000	15%	31,820
Harriet Booker(2)	$415,000	80%	$332,000	—	—
Jeffrey M. Kreger	$395,000	80%	$316,000	—	—
Britt Jeffcoat	$241,315	40%	$96,526	—	—
David Evans	$331,500	40%	$132,600	—	—

(1)
Actual payout pro-rated based on hire date.

(2)
Because Ms. Booker joined the Company after September 2017, she was not eligible for any bonus for 2017 under the terms of the annual cash incentive plan.

Long-Term Incentive Compensation.   We have provided long-term incentives to our executive officers through the 2008 Plan, and, prior to the 2014 Annual Meeting, through the CHS Plan. The 2008 Plan permits, the CHS Plan used to permit, and we expect the 2018 Plan to permit, the grant of various equity-based awards, including stock options, stock appreciation rights, restricted stock units, restricted stock grants and performance units. Neither the 2008 Plan nor the 2018 Plan allow the grant of  “reload” options or the repricing of stock options. Long-term incentive compensation is generally targeted at the median of the companies included within the Company’s selected peer group.
The purpose of the 2008 Plan and 2018 Plan is to promote the interests of the Company by granting equity awards to key employees in order to (i) attract and retain key employees, (ii) provide an additional incentive to each key employee to work to increase the value of Common Stock, and (iii) provide each key employee with a stake in the future of the Company that corresponds to the stake of each of our stockholders. Historically, stock options were the primary form of long-term incentive grants. During 2017, the Compensation Committee determined that a mix of stock options and performance-based restricted stock units (“PRSUs”), with performance criteria based on achievement of Company financial performance objectives and stock price targets, provided the strongest tie to Company performance and most closely aligned the interests of the CEO, CFO, COO and SVP of Strategic Operations with our stockholders. The Compensation Committee made this decision based on the desire to balance performance measurement based on stock price (through stock options) with financial goals (through PRSUs). During 2017, the Compensation Committee continued to use grants of stock options as the primary form of long-term incentive grants for all other members of Company management.
The Company recognizes that equity compensation awards dilute stockholder equity and must be used judiciously. The Company’s equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible toward and mindful of the stockholders’ interests. The Company’s average burn rate (total shares used for long term incentive compensation each year divided by the weighted average outstanding shares for each year) for the last three years was 2.29%, which is well below the industry benchmark of 5.69% set by certain proxy advisory firms. The burn rate for fiscal year 2017 was 3.24%. The Company believes that our employees’ and other plan participants’ holdings of these options is positive for our stockholders as it represents a long-term interest of our employees and other plan participants in the value of our Common Stock.
Long-term incentive compensation is generally granted on an annual basis. In addition, awards may be made to new employees upon their joining the Company, and to employees who are promoted or are rewarded for a special achievement during the year. As part of the annual process, the Compensation Committee engaged ClearBridge to review the long-term incentive compensation design to ensure it continued to achieve the Company’s long-term objectives.
The annual grant of long term incentive compensation to key employees was made in two tranches during 2017. In the first tranche, effective on February 8 and 9, 2017, the Compensation Committee approved grants of stock options and PRSUs as follows:
Tranche 1	PRSUs	Options
Daniel E. Greenleaf	272,370 (at target)	—
Alex Schott	30,675 (at target)	49,505
Jody Kepler	—	49,505
Jeffrey Kreger	30,675 (at target)	49,505
David Evans	15,337 (at target)	24,752
Britt Jeffcoat	—	24,752
In the second tranche, effective on March 15, 2017, the Compensation Committee approved grants of stock options and PRSUs as follows:
Tranche 2	PRSUs	Options
Alex Schott	25,000 (at target)	38,760
Jody Kepler	—	38,760
Jeffrey Kreger	25,000 (at target)	38,760
David Evans	12,500 (at target)	19,380
Britt Jeffcoat	—	19,380
In addition, Mr. Deitsch was granted 215,909 stock options and 133,803 PRSUs upon joining the Company in April 2017 and 35,211 Sign-on PRSUs on November 9, 2017, based on Mr. Deitsch’s successful completion of certain agreed-upon milestones within the first six months of his employment. Mr. Deitsch’s RSUs vest one year from the date of grant. Ms. Booker was granted 188,994 stock options and 26,834 PRSUs (at target) upon joining the Company in November 2017.
Each option granted had a strike price of the fair market value on the date of the grant. The options vest in equal amounts, with one third of the shares vesting on the first, second and third anniversaries of the date of the grant. The stock option agreements evidencing the grants have seven to ten-year terms. The PRSUs represent a contingent right to receive one share of Common Stock. Half of the PRSUs vest based on the Company’s 20-day average stock price ending December 31, 2019 and half of the PRSUs vest based on the Company’s 2019 EBITDA. Depending on Company stock price and EBITDA at the end of the performance period, payout may be 0%, 50%, 100% or 200% of target for Mr. Greenleaf, and 0%, 50%, 100% or 150% of target for Mr. Schott, Mr. Deitsch and Ms. Booker. The PRSUs for Mr. Kreger and Mr. Evans terminated upon their termination of employment.
On February 2, 2017, Mr. Schott was granted 64,103 PRSUs which vest one year following the grant based on Mr. Schott’s satisfaction of performance goals related to the Home Solutions integration. And on November 28, 2017, Mr. Greenleaf was awarded 193,050 RSUs, which vest in three equal installments commencing on the date of grant. The Committee made this award to Mr. Greenleaf based on Mr. Greenleaf’s strong performance since becoming CEO, including (1) achievement of synergies associated with the Home Solutions acquisition, (2) the successful refinancing of the Company’s senior debt; (3) strong cost management and profitability results; (4) building and development of strong senior management team; and (5) total shareholder return during 2017.

Deductibility of Compensation
In establishing pay levels for our executive officers, the Compensation Committee considers the impact of Section 162(m) of the Code on the amount of compensation deductible by the Company. The Compensation Committee pursues a strategy of maximizing the deductibility of the compensation paid to the executive officers when appropriate. For 2017 and earlier, Section 162(m) imposes a $1.0 million limit on the amount that a publicly traded company may deduct for compensation paid to its chief executive officer and its next three most highly compensated executives, excluding the chief financial officer. This limitation does not apply to pay that qualifies as “performance-based compensation.” In order to qualify as performance-based, compensation must, among other things, be based solely on the attainment of pre-established, objective goals under a stockholder approved plan with no discretion permitted in determining award payouts. However, the Tax Cuts and Jobs Act, which was enacted December 22, 2017, amended Section 162(m) to eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017. The $1 million compensation limit was also expanded to include a public traded company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then current taxable year.
Retirement
We maintain a qualified 401(k) plan in which all eligible employees (including the named executive officers) may participate.
Perquisites
The Company did not provide perquisites to any of the named executive officers in 2017. Mr. Greenleaf’s employment agreement entitles him to payment of up to $25,000 for non-reimbursable expenses that are helpful to the performance of his duties to the Company.
CEO Pay Ratio
On August 5, 2015, the SEC adopted new rules implementing the pay ratio disclosure requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). These rules require reporting companies to disclose the ratio of the annual compensation of the company’s median employee to the annual compensation of its principal executive officer and became effective for us in this proxy statement for our 2018 Annual Meeting.
The Company identified the median employee as of December 31, 2017, including all of its 1,697 full time, 50 part time and 365 per diem hourly employees in the analysis. The Company estimates that its median employee is a clinical nurse with total compensation of  $49,772 in 2017. Mr. Greenleaf’s total compensation for 2017 was 2,394,549. Accordingly, the ratio of Mr. Greenleaf’s compensation to the median employee is estimated to be 48:1.
There is a lot of flexibility in how the median employees are identified. Companies are using different approaches that are appropriate for their employee population and compensation programs and are using estimates and assumptions. As a result, the ratio that other companies have calculated may not be comparable to the ratio that we have presented not only because of different businesses or different compensation programs, but because of using different methodologies and assumptions.

Compensation Committee Report
Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Management Development and Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the 2017 Annual Report.
Submitted by the Management Development and
Compensation Committee:

David W. Golding, Chairman
Steven Neumann
Christopher S. Shackelton
R. Carter Pate
Compensation Committee Interlocks and Insider Participation
David W. Golding, Steven Neumann, Christopher S. Shackelton and R. Carter Pate, who currently compose the Compensation Committee, are each independent, non-employee directors of the Company. No executive officer (current or former) of the Company served as a director or member of  (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Board or (iv) were directly or indirectly the beneficiary of any related party transaction required to be disclosed under the applicable regulations under the Exchange Act, during the year ended December 31, 2017.
Summary Compensation Table
The table below summarizes the total compensation for each of the Company’s named executive officers in 2017, 2016 and 2015 for the years in which they served as named executive officers.
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/ SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Daniel E. Greenleaf(3) President & Chief Executive Officer	2017	725,000	—	1,376,343	—	268,250	24,956	2,394,549
	2016	207,635	—	418,867	621,041	362,500	25,000	1,635,043
Alex Schott(4) Senior Vice President, Strategic Operations, Interim Chief Accounting Officer	2017	280,000	75,000(11)	263,258	103,421	82,883	—	804,562
	2016	75,000	—	—	—	—	—	75,000
Stephen Deitsch(5) Senior Vice President, Chief Financial Officer & Treasurer	2017	252,404	—	378,310	211,504	76,331	—	918,529
Jody Kepler(6) Senior Vice President, Chief Compliance Officer	2017	215,000	—	—	103,084	31,820	—	349,904
Harriet Booker(7) Senior Vice President, Chief Operating Officer	2017	30,327	—	101,835	293,847	—	—	426,009
Jeffrey Kreger(8) Former Senior Vice President, Chief Financial Officer & Treasurer	2017	189,904	100,000(12)	153,001	103,421	—	395,000	941,326
	2016	395,000	—	47,400	—	—	—	442,400
	2015	265,865	—	—	653,600	—	145,652	1,065,117

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/ SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Britt Jeffcoat(9) Former Vice President, Chief Accounting Officer	2017	180,986	32,000(12)	—	51,542	—	327,236	591,764
	2016	241,315	—	—	15,485	—	116,391	373,191
David Evans(10) Former Senior Vice President, Chief Operating Officer	2017	331,500	25,000(12)	76,598	51,709	—	—	484,807
	2016	331,500	—	—	—	—	—	331,500
	2015	325,000	—	—	55,278	—	—	380,278

(1)
Values reflect the aggregate grant date fair value computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2017 included in the 2017 Annual Report. For stock awards consisting of PRSUs, values are reported for the highest number of shares (150% or 200% of target) that can be earned. As described above, PRSUs are granted based on target number of shares, with payouts of 0%, 50%, 100% or 200% of target for Mr. Greenleaf, and 0%, 50%, 100% or 150% of target for Mr. Schott, Mr. Deitsch and Ms. Booker, depending on the Company’s achievement of the performance goals.

(2)
Details regarding the amount shown can be found in the “All Other Compensation” table below and the footnotes thereto.

(3)
Mr. Greenleaf joined the Company in September 2016, and was not a named executive officer in 2015. Mr. Greenleaf’s base salary for 2016 was $725,000, of which he received a pro-rated amount for the portion of the year that he was with the Company.

(4)
Mr. Schott joined the Company in September 2016 and was not a named executive officer in 2015. Mr. Schott’s base salary for 2016 was $220,000, which was increased to 280,000 in October 2016. Mr. Schott received a pro-rated amount for the portion of the year that he was with the Company.

(5)
Mr. Deitsch joined the Company in April 2017 and was not a named executive officer in 2016 or 2015. Mr. Deitsch’s base salary for 2017 was $375,000, of which he received a pro-rated amount for the portion of the year that he was with the Company.

(6)
Ms. Kepler joined the Company in December 2016 and was not a named executive officer in 2016 or 2015.

(7)
Ms. Booker joined the Company in December 2017 and was not a named executive officer in 2016 or 2015. Ms. Booker’s base salary for 2017 was $415,000 of which she received a pro-rated amount for the portion of the year that she was with the Company.

(8)
Mr. Kreger joined the Company in April 2015. Mr. Kreger’s base salary for 2015 was $395,000, of which he received a pro-rated amount for the portion of the year that he was with the Company. Mr. Kreger served as Chief Financial Officer until April 24, 2017 and left the Company’s employment on June 16, 2017.

(9)
Mr. Jeffcoat joined the Company in May 2015 and was not a named executive officer in 2015. Mr. Jeffcoat served as Chief Accounting Officer until September 22, 2017.

(10)
Mr. Evans served as Chief Operating Officer until November 28, 2017 and left the Company’s employment on February 2, 2018.

(11)
Represents a discretionary bonus awarded in recognition of the employee’s work on the integration of Home Solutions.

(12)
Represents a discretionary bonus awarded by the Compensation Committee in recognition of the employee’s work on the Company’s acquisition of Home Solutions.

All Other Compensation
The table below and related footnote disclosure describe each component of compensation included under the column heading “All Other Compensation” in the Summary Compensation Table above.
Name	Year	Legal/ Reimbursements ($)	Severance ($)	Total ($)
Daniel E. Greenleaf	2017	24,956(1)	—	24,956
	2016	25,000(2)	—	25,000
Alex Schott	2017	—	—	—
	2016	—	—	—
Stephen Deitsch	2017	—	—	—
Jody Kepler	2017	—	—	—
Harriet Booker	2017	—	—	—
Jeffrey M. Kreger	2017	—	395,000(5)	395,000
	2016	—	—	—
	2015	145,652(3)(4)	—	145,652
Britt Jeffcoat	2017	81,230(4)	246,006(6)	327,236
	2016	116,391(4)	—	116,391
David Evans	2017	—	—	—
	2016	—	—	—
	2015	—	—	—

(1)
Includes amounts paid pursuant to the provision of Mr. Greenleaf’s Employment Agreement that entitles him to reimbursement for non-reimbursable expenses that are helpful to the performance of his duties to the Company.

(2)
Includes legal fees of approximately $25,000 paid on behalf of Mr. Greenleaf in connection with the negotiation of his employment agreement executed in October 2016.

(3)
Includes $32,917 paid to Mr. Kreger for reimbursements of relocation expenses as provided in his Engagement Letter (as defined and further discussed below).

(4)
Represents reimbursement of commuting fees.

(5)
In connection with his separation, Mr. Kreger received $395,000 of cash severance.

(6)
In connection with his separation, Mr. Jeffcoat received $240,000 of cash severance. Mr. Jeffcoat was also entitled to receive reimbursement for 3 months of health and welfare benefits, with a value of $6,006.

Grants of Plan Based Awards
In 2017, the Compensation Committee approved the grant of the following awards to the named executive officers.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base price of option awards ($/Sh)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Target ($)	Maximum ($)
Daniel E. Greenleaf	3-3-2017	725,000	1,450,000	—	—	—	—
	2-8-2017(4)	—	—	—	—	544,740	887,926
	11-28-2017(5)	—	—	—	—	193,050	488,417
Alex Schott	3-3-2017	224,000	280,000	—	—	—	—
	2-6-20176)	—	—	—	—	64,103	110,257
	2-8-2017(7)	—	—	49,505	1.63	—	51,312
	2-8-2017(4)	—	—	—	—	46,013	75,001
	3-15-2017(7)	—	—	38,760	2.08	—	51,109
	3-15-2017(4)	—	—	—	—	37,500	78,000
Stephen Deitsch	4-24-2017	201,923	252,404	—	—	—	—
	4-24-2017(7)	—	—	215,909	1.52	—	211,504
	4-24-2017(4)	—	—	—	—	200,705	305,072
	11-9-2017(8)	—	—	—	—	35,211	73,239
Jody Kepler	3-3-2017	86,000	101,050	—	—	—	—
	2-9-2017(7)	—	—	49,505	1.63	—	50,975
	3-15-2017(7)	—	—	38,760	2.08	—	52,109
Harriet Booker	11-28-2017(4)	—	—	—	—	40,251	101,835
	11-28-2017(7)	—	—	188,994	2.53	—	293,848
Jeffrey M. Kreger	3-3-2017	316,000	395,000	—	—	—	—
	2-8-2017(9)	—	—	49,505	1.63	—	51,312
	2-8-2017(10)	—	—	—	—	46,013	75,001
	3-15-2017(9)	—	—	38,760	2.08	—	52,108
	3-15-2017(10)	—	—	—	—	37,500	78,000
Britt Jeffcoat	3-3-2017	96,526	120,658	—	—	—	—
	2-9-2017(9)	—	—	24,752	1.63	—	25,487
	3-15-2017(9)	—	—	19,380	2.08	—	26,054
David Evans	3-3-2017	132,600	165,750	—	—	—	—
	2-8-2017(9)	—	—	24,752	1.63	—	25,655
	2-8-2017(10)	—	—	—	—	23,005	37,498
	3-15-2017(9)	—	—	19,380	2.08	—	26,054
	3-15-2017(10)			—	—	18,750	39,000

(1)
These columns represent the estimated amounts of annual cash incentive awards granted under the Company’s performance-based annual cash incentive plan.

(2)
Options are granted with an exercise price equal to the closing price per share of Common Stock on the date of grant.

(3)
Represents the total fair value, estimated as per ASC 718. For stock awards consisting of PRSUs, values are reported for the highest number of shares (150% or 200% of target) that can be earned.

(4)
Represents Performance-based Restricted Stock Units granted under the 2008 Plan. Vesting depends on the Company’s EBITDA and 20-day average stock price at the end of the performance period, December 31, 2019. Number of shares and values are reported for the highest number of shares (150%

or 200% of target) that can be earned. PRSUs are granted based on target number of shares, with payouts of 0%, 50%, 100% or 200% of target for Mr. Greenleaf, and 0%, 50%, 100% or 150% of target for Mr. Schott, Mr. Deitsch and Ms. Booker depending on the Company’s achievement of the performance goals.
(5)
Represents Restricted Stock Units granted under the 2008 Plan. Vesting occurs in one-third increments on the first, second and third anniversary of the grant date.

(6)
Performance-based Restricted Stock Units granted under the 2008 Plan. Mr. Schott met the performance targets and the PRSUs vested on February 21, 2018.

(7)
Represents stock options granted under the 2008 Plan. Vesting occurs in one-third increments on the first, second and third anniversary of the grant date.

(8)
Represents Performance-based Restricted Stock Units granted under the 2008 Plan. Mr. Deitsch met the performance goals and the stock vests on the anniversary of the grant date.

(9)
Represents stock options granted under the 2008 Plan. Vesting would occur in one-third increments on the first, second and third anniversary of the grant date. Upon Mr. Kreger’s and Mr. Jeffcoat’s termination of employment, these stock options terminated. Upon Mr. Evans’s departure from the Company, these stock options became fully vested and the expiration date was accelerated — and the post-termination exercise period extended — to February 2, 2020.

(10)
Represents Performance-based Restricted Stock Units granted under the 2008 Plan with vesting dependent on the Company’s EBITDA and 20-day average stock price at the end of the performance period, December 31, 2019. Upon Mr. Kreger’s and Mr. Evans’s termination of employment, their PRSUs terminated.

Outstanding Equity Awards at Fiscal Year End
The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2017.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel E. Greenleaf	147,603	295,207(1)	—	1.11	1-Dec-23	—	—	—	—
						377,358(8)	1,098,112
						544,740(9)	887,926
						193,050(10	488,417
Alex Schott	—	49,505(2)	—	1.63	8-Feb-27	—	—
		38,760(3)	—	2.08	15-Mar-27	—	—
						64,103(11)	186,540	—	—
						46,013(9)	133,897	—	—
						37,500(9)	109,125
Stephen Deitsch	—	215,909(4)	—	1.52	24-Apr-27	—	—	—	—
	—	—	—	—		200,705(9)	584,054	—	—
						35,211(12)	102,464
Jody Kepler	—	49,505(5)	—	1.63	9-Feb-27	—	—	—	—
	—	38,760(3)	—	2.08	15-Mar-27	—	—	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Harriet Booker	—	188,994(6)	—	2.53	28-Nov-24	—	—	—	—
						40,521(9)	117,916	—	—
Jeffrey M. Kreger	—	—	—	—	—	—	—	—	—
Britt Jeffcoat	—	—	—	—	—	—	—	—	—
David Evans(12)	40,000	—	—	1.71	20-Feb-19	—	—	—	—
	50,000	—	—	6.65	16-Jun-20	—	—	—	—
	50,000	—	—	4.42	26-Apr-21	—	—	—	—
	100,000	—	—	6.62	8-Mar-22	—	—	—	—
	75,000	—	—	12.71	28-Mar-23	—	—	—	—
	100,000	—	—	7.71	29-May-24	—	—	—	—
	16,667	8,333(7)	—	2.67	23-Sept-25	—	—	—	—
		24,752(2)	—	1.63	8-Feb-27	—	—	—	—
		19,380(3)	—	2.08	15-Mar-27	—	—	—	—

(1)
Vesting schedule is as follows: one-third vested December 1, 2017, one-third will vest on December 2, 2018 and one-third will vest on December 1, 2019.

(2)
Vesting schedule is as follows: one-third vested February 8, 2018, one-third will vest February 8, 2019 and one-third will vest February 8, 2020.

(3)
Vesting schedule is as follows: one-third vested March 15, 2018, one-third will vest March 15, 2019 and one-third will vest March 15, 2020.

(4)
Vesting schedule is as follows: one-third will vest April 24, 2018, one-third will April 24, 2019 and one-third will vest April 24, 2020.

(5)
Vesting schedule is as follows: one-third vested February 9, 2018, one-third will vest February 9, 2019 and one-third will vest February 9, 2020.

(6)
Vesting schedule is as follows: one-third will vest November 28, 2018, one-third will vest November 28, 2019 and one-third will vest November 28, 2020.

(7)
Vesting schedule is as follows: one-third on September 23, 2016, one-third on September 23, 2017 and one-third on September 23, 2018.

(8)
Each restricted stock unit represents a contingent right to receive one share of Common Stock. Restricted Stock Units vest on December 31, 2020.

(9)
Represents Performance-based Restricted Stock Units granted under the 2008 Plan. Vesting depends on the Company’s EBITDA and 20-day average stock price at the end of the performance period, December 31, 2019. Number of shares are reported for the highest number of shares (150% or 200% of target) that can be earned. PRSUs are granted based on target number of shares, with payouts of 0%, 50%, 100% or 200% of target for Mr. Greenleaf, and 0%, 50%, 100% or 150% of target for Mr. Schott, Mr. Deitsch and Ms. Booker depending on the Company’s achievement of the performance goals.

(10)
Represents Restricted Stock Units granted under the 2008 Plan. Vesting schedule is as follows: one-third will vest November 28, 2018, one-third will vest November 28, 2019 and one-third will vest November 28, 2020.

(11)
Represents Performance-based Restricted Stock Units granted under the 2008 Plan. Mr. Schott met the performance targets and the PRSUs vested on February 21, 2018.

(12)
Represents Performance-based Restricted Stock Units granted under the 2008 Plan. Mr. Deitsch met the performance goals and the stock vests on the anniversary of the grant date.

(13)
Upon Mr. Evans’s departure from the Company, all of his unvested options became fully vested and the expiration date of his options (except for the 75,000 options with a March 28, 2023 expiration date and the 40,000 options with a February 20, 2019 expiration date) was accelerated — and the post-termination exercise period extended — to February 2, 2020.

Option Exercises and Stock Vested
During the year ended December 31, 2017, Mr. Kreger and Mr. Jeffcoat exercised options to purchase shares of Company Stock after they were no longer employed by the Company. None of the restricted stock units granted to any of the named executive officers have vested.
Employment and Severance Agreements
The Company maintains employment agreements or letter agreements with certain key executives that provide for severance and other benefits in the event of certain qualifying terminations. The Company believes that such agreements are necessary to attract high caliber employees, help to ensure a smooth transition period when an executive leaves the Company and help to align stockholder and executive interests when considering strategic alternatives that may result in a change in control.
Daniel E. Greenleaf — Employment Agreement
On October 31, 2016, the Company and Mr. Greenleaf entered into an employment agreement (the “Employment Agreement”), effective as of October 31, 2016, regarding Mr. Greenleaf’s employment with the Company. The terms of the Employment Agreement provide for the employment of Mr. Greenleaf as the Company’s President and Chief Executive Officer at an initial base salary of  $725,000, which may be increased (but not decreased) at the discretion of the Board or the Compensation Committee. Mr. Greenleaf is eligible to receive an annual bonus in accordance with the Company’s then applicable short-term bonus or other cash incentive program at a target bonus level of 100% of the then annual base salary (the “Target Annual Bonus”) contingent on attainment of performance goals to be reasonably established in good faith by the Compensation Committee. Mr. Greenleaf’s annual bonus may range from 0% to 200% of the Target Annual Bonus, with an amount equal to 50% of the Target Annual Bonus payable only if the then applicable minimum performance requirement is achieved. Mr. Greenleaf will also receive a $25,000 annual reimbursement for non-reimbursable expenses. The Company agreed to reimburse Mr. Greenleaf for up to $25,000 for legal fees incurred in connection with the review and negotiation of the Employment Agreement.
Pursuant to the Employment Agreement, following the Company’s receipt of shareholder approval of an increase in the Company’s authorized shares, on December 1, 2016, Mr. Greenleaf was granted initial equity grants consisting of  (i) 377,358 Restricted Stock Units (the “Sign-On RSUs”) and (ii) 442,810 stock options. The Sign-On RSUs vest on December 31, 2020. The stock options vest one-third per year and have a seven-year term.
In 2017, pursuant to the Employment Agreement, Mr. Greenleaf received 272,370 (at target) performance restricted stock units (“PRSUs”). The PRSUs will vest at the end of a three-year performance period based on achievement of EBITDA and stock price measures that were determined by the Compensation Committee on February 8, 2017, with a payout opportunity of 0 to 200% of target. Beginning in 2018, Mr. Greenleaf will be entitled to annual long-term incentive grants having an anticipated aggregate annualized grant date value of  $1,100,000.

Mr. Greenleaf is subject to a non-compete covenant, which provides that during the Restricted Period, Mr. Greenleaf may not, directly or indirectly (i) provide any executive, managerial, supervisory, sales, marketing, research, consulting or customer-related services to assist any competitor in competing against the Company in the United States, (ii) provide such services for certain named companies, (iii) solicit, divert or take away, or attempt to do the foregoing, from the Company the business of any Customer, (iv) cause or attempt to cause any of the Customers to terminate or reduce their existing relationships with the Company, (v) provide any competitive products or services to any Customer in competition with the Company or (vi) solicit or induce, or attempt to do the foregoing, any employee of the Company to work for any competitor of the Company. Mr. Greenleaf is also required to keep confidential during the term of employment and thereafter all confidential and proprietary information concerning the Company and its business.
Unless renewed or extended, the Employment Agreement will terminate on December 31, 2020 (the “Initial Term”) unless earlier terminated by the Company or Mr. Greenleaf. If Mr. Greenleaf’s employment is terminated (i) at the expiration of the Initial Term (other than during a Change of Control Severance Period), (ii) at any time by the Company for Cause, (iii) due to Mr. Greenleaf’s death or disability or (iv) by Mr. Greenleaf in any manner except for Good Reason (other than during a Change in Control Severance Period), then Mr. Greenleaf or his estate will be entitled to his Base Salary through the date of termination. In the event of termination due to death or disability, he will also be entitled to a pro-rated bonus based on actual performance (the “Pro Rata Bonus”) and the annual bonus with respect to any completed year for which he has not yet been paid, based on actual performance (the “Accrued Bonus”). If Mr. Greenleaf’s employment is terminated at or after the expiration of the Initial Term (other than during a Change in Control Severance Period), he will be entitled to the Accrued Bonus with respect to 2020.
If Mr. Greenleaf’s employment is terminated without Cause or if he terminates his employment for Good Reason, in each case other than during a Change in Control Severance Period, he will be entitled to his Base Salary up to the date of such termination and severance pay in an amount equal to: (i) if such termination occurs on or before December 31, 2019, one times Base Salary; (ii) if the Company has not elected to extend the Employment Agreement and such termination occurs after December 31, 2019, the lesser of  (A) one times Base Salary and (B) Mr. Greenleaf’s Base Salary for the remainder of the Initial Term or (iii) if the Company has elected to extend the Employment Agreement and such termination occurs after December 31, 2019 and before the expiration of the Initial Term, one times Mr. Greenleaf’s Base Salary plus his Target Annual Bonus for 2019. Mr. Greenleaf will also be entitled certain medical benefits, the Pro Rata Bonus and the Accrued Bonus and Mr. Greenleaf will be deemed to have satisfied a portion of the time-based vesting requirement applicable to any performance-based or time-based equity compensation, as detailed in the Employment Agreement.
If Mr. Greenleaf’s employment is terminated without Cause or if he terminates his employment for Good Reason during a Change in Control Severance Period, Mr. Greenleaf will be entitled to his Base Salary up to the date of such termination and severance pay in an amount equal to two times the sum of his Base Salary and Target Annual Bonus during the year of termination. Mr. Greenleaf will also be entitled certain medical benefits, the Pro Rata Bonus and the Accrued Bonus. Further, in the event of such termination, (i) all performance goals with respect to any outstanding performance-based equity awards will be deemed to have been achieved at target and all time-based vesting requirements will lapse in their entirety, (ii) the vesting of all unvested Sign-On RSUs and all other time-based equity awards that are not subject to performance vesting will accelerate and (iii) all stock options shall remain exercisable until the earlier of two years after the date of termination of employment or the expiration of the scheduled term of such options.
“Cause” means (i) engaging in misconduct which is materially injurious to the Company, (ii) conviction of, or entry of a plea of nolo contendere with respect to, a felony, (iii) engaging in fraud, theft or embezzlement in connection with the business of the Company, (iv) engaging in any act of moral turpitude reasonably likely to adversely affect the Company or its business or reputation or (v) Mr. Greenleaf’s material breach of the Employment Agreement or of any fiduciary duty to or written agreement with the Company. “Change in Control Severance Period” means the period commencing immediately prior to the consummation of a Change in Control and ending 18 months after the consummation of such Change in Control. “Good Reason” means (i) a material diminution in Mr. Greenleaf’s annual base salary, target bonus opportunity or long-term equity incentive opportunity, (ii) a material diminution in Mr. Greenleaf’s authority, duties, or responsibilities or any diminution in his titles or the assignment to Mr. Greenleaf of duties or responsibilities materially inconsistent with his position with the Company, (iii) a requirement that Mr. Greenleaf report to a corporate officer or employee instead of reporting directly and exclusively to the Board or (iv) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement.
Alex Schott — Offer Letter and Severance Agreement
Mr. Schott currently serves as the Senior Vice President, Strategic Operations. On August 26, 2016, the Company and Mr. Schott entered into an offer letter (the “Offer Letter”), effective as of the closing of the Home Solutions transaction, which occurred September 9, 2016. The Offer Letter provided for Mr. Schott’s employment at the same annual base salary as he received while working at Home Solutions, $220,000. Effective October 16, 2016, Mr. Schott’s based salary was increased to $280,000. Mr. Schott is eligible to participate in all employee benefit plans and policies commensurate with his position and the Company’s cash bonus program, subject to satisfaction of corporate, departmental and individual objectives. Mr. Schott is also eligible, subject to approval of the Board, to receive stock options and restricted stock commensurate with his position.
As a condition of Mr. Schott’s employment, on September 9, 2016, Mr. Schott entered into a Restrictive Covenant Agreement, which provides that during the term of his employment and for a period of one year following his termination, Mr. Schott may not participate in, supervise or manage any competing activities in the defined territory. Similarly, for two years following the date of his termination, Mr. Schott may not solicit or otherwise interfere with the Company’s relationship with any present employee or any employee whose employment with the Company was terminated within the previous year, or any customer of the Company with whom Mr. Schott dealt in the two years prior to his termination of his employment with the Company. Mr. Schott is also required to keep confidential during the term of employment and thereafter all confidential and proprietary information concerning the Company and its business.
Mr. Schott also entered into a Severance Agreement, effective September 9, 2016. The Severance Agreement provides that if the Company terminates Mr. Schott’s employment without cause, subject to the execution of a waiver and release agreement, Mr. Schott will be entitled to receive severance payments in the amount of his then annual base salary for a period of one year following the date of termination.
Stephen Deitsch — Offer Letter and Severance Agreement
On April 10, 2017, the Company provided to Mr. Deitsch an offer letter that outlines the terms of Mr. Deitsch’s employment as the Company’s Senior Vice President, Chief Financial Officer and Treasurer (the “Offer Letter”). Mr. Deitsch’s annual salary will be $375,000, and he is eligible to participate in the Company’s Management Incentive Bonus Program, provided that he remain continuously employed with the Company through the date that the bonus is paid. Mr. Deitsch is eligible for a bonus of up to 80% of his base salary, as determined by the Company and the Board, and subject to corporate, departmental and individual objectives being met. His participation in the 2017 Management Incentive Bonus Plan will be prorated based on his hire date.
As provided in the Offer Letter, Mr. Deitsch was granted equity awards consisting of 215,909 options to purchase Company stock, par value $0.0001 per share, and 133,803 performance-based restricted stock units, subject to the performance goals currently applicable to the Company’s current Long-Term Incentive Plan. In addition, Mr. Deitsch received 35,211 performance-based restricted stock units, the vesting of which will be based on successful completion of certain agreed-upon milestones within the first six months of his employment.
In the event of a change in control, all performance goals (other than those relating to the value of the Company’s common stock) pertaining to Mr. Deitsch’s outstanding performance-based awards will be deemed to have been achieved at target and all time-based vesting requirements will lapse in their entirety, provided that the determination of whether any performance goals related to the value of the Company’s common stock have been achieved will be made by reference to the value of the Company’s common stock on or as of the date of the change in control. Mr. Deitsch will be permitted to participate in all employee benefits plans, policies, and practices now or hereafter maintained by or on behalf of the Company, commensurate with his position and level of individual contribution, if and to the extent he is eligible pursuant to the terms of such plans, policies, and practices, which may be modified by the Company at its discretion.
The Company and Mr. Deitsch also executed a Severance Agreement in connection with the Offer Letter, which provides that, subject to certain conditions, if Mr. Deitsch’s employment is terminated by the Company other than for “Cause,” as defined in the Severance Agreement, Mr. Deitsch will be entitled to receive salary continuation payments for 52 weeks following the date Mr. Deitsch executes the Company’s standard Separation and Release Agreement. On December 11, 2017, the Company and Mr. Deitsch amended the Severance Agreement to provide that, in addition, if Mr. Deitsch terminates his employment for “Good Reason,” Mr. Deitsch will be entitled to receive salary continuation payments for 52 weeks following the date Mr. Deitsch executes the Company’s standard Separation and Release Agreement.
As a condition to his employment Mr. Deitsch was required to enter into a restrictive covenant agreement with the Company which provides that during the term of employment and for one year following his termination, Mr. Deitsch may not directly or indirectly participate in any business which is competitive with the Company’s business. Similarly, for two years following his termination, Mr. Deitsch may not solicit or otherwise interfere with the Company’s relationship with any present or former employee or customer of the Company. Mr. Deitsch is also required to keep confidential during the term of employment and thereafter all confidential information concerning the Company and its business.
“Cause” for purposes of the Severance Agreement means (i) commission of criminal conduct which involves moral turpitude; (ii) acts which constitute fraud or self-dealing against the Company or any of its subsidiaries, including, without limitation, misappropriation or embezzlement; (iii) willful engagement in conduct which is materially injurious to the Company or any of its subsidiaries; or (iv) gross misconduct in the performance of duties as an employee of the Company.
“Good Reason” for purposes of the Severance Agreement means the existence of any one or more of the following conditions that continue without Mr. Deitsch’s consent for more than 45 days following written notice of such conditions by Mr. Deitsch to the Chief Executive Officer (“Cure Period”): (i) a material adverse change in or reduction of Mr. Deitsch’s title, authority, duties and responsibilities, or Mr. Deitsch ceasing to report directly to the Chief Executive Officer; (ii) a material reduction in Mr. Deitsch’s base salary; and (iii) all or substantially all of the assets of the Company are purchased, and within 60 days of the consummation of such transaction the purchaser neither adopts the Severance Agreement nor offers Mr. Deitsch a severance agreement on substantially equivalent economic terms, provided that Mr. Deitsch (x) delivers such notice within 30 days following his learning of such condition(s), and (y) ceases employment within 45 days after the end of the Cure Period.
Jody Kepler — Offer Letter and Severance Agreement
In connection with the appointment of Ms. Kepler as Senior Vice President, Chief Compliance Officer, the Company and Ms. Kepler entered into an offer letter (the “Offer Letter”) dated as of November 18, 2017. The terms of the Offer Letter provide for the employment of Mr. Kepler as the Company’s Senior Vice President, Chief Compliance Officer at an initial base annual salary of  $215,000. Ms. Kepler is eligible to participate in all employee benefit plans and policies commensurate with her position and the Company’s cash bonus program, subject to satisfaction of corporate, departmental and individual objectives. In addition, subject to approval of the Board, Ms. Kepler is also eligible to receive stock options and restricted stock commensurate with her position.
As a condition of her employment, Ms. Kepler entered into a Restrictive Covenant Agreement, effective December 5, 2017, which provides that during the term of her employment and for a period of one year following her termination, Ms. Kepler may not participate in, supervise or manage any competing activities in the defined territory. Similarly, for two years following the date of her termination, Ms. Kepler may not solicit or otherwise interfere with the Company’s relationship with any present employee or any employee whose employment with the Company was terminated within the previous year, or any customer of the Company with whom Ms. Kepler dealt in the two years prior to termination of her employment with the Company. Ms. Kepler is also required to keep confidential during the term of employment and thereafter all confidential and proprietary information concerning the Company and its business.
In connection with beginning her employment with the Company, Ms. Kepler entered into a Severance Agreement dated November 24, 2017. The Severance Agreement provides that if the Company terminates Ms. Kepler’s employment without cause, subject to the execution of a waiver and release agreement, Ms. Kepler will be entitled to receive severance payments in the amount of her then annual base salary for a period of one year following the date of termination.
Harriet Booker — Offer Letter and Severance Agreement
The Company has provided to Ms. Booker an offer letter, dated as of November 21, 2017, that provides for Ms. Booker’s salary and benefits (the “Offer Letter”). Ms. Booker’s annual salary will be $415,000, and she is eligible to participate in the Company’s Management Incentive Bonus Program, provided that she remains continuously employed with the Company through the date that the bonus is paid. Ms. Booker is eligible for a bonus of up to 80% of her base salary, as determined by the Company and the Board, and subject to corporate, departmental and individual objectives being met.
As provided in the Offer Letter, Ms. Booker was granted equity awards consisting of a long-term incentive award of options with a value of  $300,500 and PRSUs with a value of  $69,500, based on the stock price on the date she starts with the Company. The PRSUs are subject to the performance goals currently applicable to the Company’s current Long-Term Incentive Plan. In addition, Ms. Booker will be eligible to receive in 2018 performance-based restricted stock units, at an annual target value of at least $231,000, at the same time grants are made to other comparable executives, which is expected to be on or before March 15, 2018.
In the event of a change in control, all performance goals (other than those relating to the value of the Company’s common stock) pertaining to Ms. Booker’s outstanding performance-based awards will be deemed to have been achieved at target and all time-based vesting requirements will lapse in their entirety, provided that the determination of whether any performance goals related to the value of the Company’s common stock have been achieved will be made by reference to the value of the Company’s common stock on or as of the date of the change in control.
Ms. Booker will be permitted to participate in all employee benefits plans, policies, and practices now or hereafter maintained by or on behalf of the Company, commensurate with her position and level of individual contribution, if and to the extent she is eligible pursuant to the terms of such plans, policies, and practices, which may be modified by the Company at its discretion.
The Company and Ms. Booker also executed a Severance Agreement in connection with the Offer Letter, which provides that, subject to certain conditions, if Ms. Booker’s employment is terminated by the Company other than for “Cause,” as defined in the Severance Agreement, or by Ms. Booker for “Good Reason,” as defined in the Severance Agreement, Ms. Booker will be entitled to receive salary continuation payments for 52 weeks following the date Ms. Booker executes the Company’s standard Separation and Release Agreement.
“Cause” for purposes of the Severance Agreement means (a) gross negligence, insubordination, or intentional misconduct in connection with the performance of her job duties, (b) conviction of, or plea of guilty or nolo contendere to, any felony or crime involving moral turpitude, (c) violation of the Company’s substance abuse policy, (d) breach of any material provision of any agreement with the Company, which breach is not cured within 30 days following written notice of the breach by the Company, or (e) intentional or willful violation of any rule or regulation of any government agency, or self-regulatory body, applicable to the Company’s business.
“Good Reason” for purposes of the Severance Agreement means the existence of any one or more of the following conditions that continue without Ms. Booker’s consent for more than 45 days following written notice of such conditions by Ms. Booker to the Chief Executive Officer (“Cure Period”): (i) a material adverse change in or reduction of Ms. Booker’s title, authority, duties and responsibilities, or Ms. Booker ceasing to report directly to the Chief Executive Officer; (ii) a material reduction in

Ms. Booker’s base salary; and (iii) all or substantially all of the assets of the Company are purchased, and within 60 days of the consummation of such transaction the purchaser neither adopts the Severance Agreement nor offers Ms. Booker a severance agreement on substantially equivalent economic terms, provided that Ms. Booker (x) delivers such notice within 30 days following her learning of such condition(s), and (y) ceases employment within 45 days after the end of the Cure Period.
As a condition of her employment, Ms. Booker entered into a Restrictive Covenant Agreement, effective November 28, 2017, which provides that during the term of her employment and for a period of one year following her termination, Ms. Booker may not participate in, supervise or manage any competing activities in the defined territory. Similarly, for two years following the date of her termination, Ms. Booker may not solicit or otherwise interfere with the Company’s relationship with any present employee or any employee whose employment with the Company was terminated within the previous year, or any customer of the Company with whom Ms. Booker dealt in the two years prior to termination of her employment with the Company. Ms. Booker is also required to keep confidential during the term of employment and thereafter all confidential and proprietary information concerning the Company and its business.
Potential Change in Control and Severance Payments
The following tables summarize potential change in control payments for Mr. Greenleaf, Mr. Schott, Mr. Deitsch, Ms. Kepler and Ms. Booker. Change in control has the meaning assigned to the term in BioScrip’s Amended and Restated 2008 Equity Incentive Plan. The columns below describe the payments that would apply in different termination scenarios — a termination of employment as a result of the named executive officer’s voluntary resignation without good reason, termination of employment by the Company for cause, death, disability, termination of employment by the Company without cause, termination of employment as a result of the named executive officer’s resignation for good reason, or termination of employment as a result of a change in control. The table assumes that the termination or change in control occurred on December 31, 2017. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change in control, the below assumes a price per share of Common Stock of  $2.91, which represents the closing market price of the Common Stock as reported on the Nasdaq Global Market on December 29, 2017. All amounts are expressed in dollars.
Daniel E. Greenleaf
Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	362,500	362,500	725,000	2,900,000
Equity
Unexercisable Options	—	—	—	531,373	531,373
Unvested RSUs	—	—	—	2,056,186	2,056,186
Total	—	—	—	2,587,559	2,587,559
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	25,807	25,807
Total	—	—	—	25,807	25,807
Total	—	362,500	362,500	3,338,366	5,153,366

Cash Severance:   Pro rata current bonus and annual bonus with respect to any completed year that has not yet been paid in the event of termination as a result of death or disability; one times base salary in the event of a termination without cause or for good reason plus certain medical benefits and pro rata current bonus and annual bonus with respect to any completed year that has not yet been paid; two times base salary and two times target annual bonus in the event of termination without cause or for good reason during a Change in Control Severance Period, plus certain medical benefits and pro rata current bonus and annual bonus with respect to any completed year that has not yet been paid.
Unexercisable Options and Unvested RSUs:   Intrinsic value of accelerated vesting of stock options and Restricted Stock Units based on the December 31, 2017 closing price of  $2.91. As of December 31, 2017, Mr. Greenleaf had 295,207 unvested stock options outstanding and 842,778 Restricted Stock Units, 706,593 of which would accelerate upon certain December 31, 2017 termination events, including Change of Control or termination Without Cause or resignation for Good Reason. Value of unvested options obtained by multiplying the number of options by the December 31, 2017 closing price of  $2.91 less the strike price. Value of Restricted Stock Units obtained by multiplying the unvested Restricted Stock Units by the closing price of  $2.91.
Health & Welfare:   18 months of health and welfare benefits in the event of a termination without cause or with good reason whether or not during a Change in Control Severance Period.
Alex Schott
Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	280,000	280,000	280,000
Equity
Unexercisable Options	—	—	—	—	95,537
Unvested RSUs	—	—	—	—	308,053
Total	—	—	—	—	403,590
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	—
Total	—	—	—	—	—
Total	—	—	280,000	280,000	683,590

Cash Severance:   One year base salary in the event of termination by the Company other than for cause.
Unexercisable Options and Unvested RSUs:   Intrinsic value of accelerated vesting of stock options and Restricted Stock Units based on the December 31, 2017 closing price of  $2.91. As of December 31, 2017, Mr. Schott had 88,265 unvested stock options outstanding and 147,616 Restricted Stock Units, 105,860 of which would accelerate upon a December 31, 2017 Change of Control. Value of unvested options obtained by multiplying the number of options by the December 31, 2017 closing price of  $2.91 less the strike price. Value of Restricted Stock Units obtained by multiplying the unvested Restricted Stock Units by the closing price of  $2.91.

Stephen Deitsch
Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	375,000	375,000	375,000
Equity
Unexercisable Options	—	—	—	—	300,114
Unvested RSU	—	—	—	—	394,491
Total	—	—	—	—	694,605
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	—
Total	—	—	—	—	—
Total	—	—	395,000	395,000	1,069,605

Cash Severance:   One year base salary in the event of termination by the Company other than for cause or in the event of resignation for good reason.
Unexercisable Options and Unvested RSUs:   Intrinsic value of accelerated vesting of stock options and Restricted Stock Units based on the December 31, 2017 closing price of  $2.91. As of December 31, 2017, Mr. Deitsch had 215,909 unvested stock options outstanding and 235,916 Restricted Stock Units, 135,564 of which would accelerate upon a December 31, 2017 Change of Control. Value of unvested options obtained by multiplying the number of options by the December 31, 2017 closing price of  $2.91 less the strike price. Value of Restricted Stock Units obtained by multiplying the unvested Restricted Stock Units by the closing price of  $2.91.
Jody Kepler
Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	215,000	215,000	215,000
Equity
Unexercisable Options	—	—	—	—	95,537
Total	—	—	—	—	—
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	—
Total	—	—	—	—	—
Total	—	—	215,000	215,000	310,537

Cash Severance:   One year base salary in the event of termination by the Company other than for cause.
Unexercisable Options and Unvested RSUs:   Intrinsic value of accelerated vesting of stock options based on the December 31, 2017 closing price of  $2.91. As of December 31, 2017, Ms. Kepler had 88,265 unvested stock options outstanding. Value of unvested options obtained by multiplying the number of options by the December 31, 2017 closing price of  $2.91 less the strike price.

Harriet Booker
Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	415,000	415,000	415,000
Equity
Unexercisable Options	—	—	—	—	71,818
Unvested RSU					58,567
Total	—	—	—	—	130,385
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	—
Total	—	—	—	—	—
Total	—	—	240,000	240,000	545,385

Cash Severance:   One year base salary in the event of termination by the Company other than for cause or in the event of resignation for good reason.
Unexercisable Options and Unvested RSUs:   Intrinsic value of accelerated vesting of stock options and Restricted Stock Units based on the December 31, 2017 closing price of  $2.91. As of December 31, 2017, Ms. Booker 188,994 unvested stock options outstanding and 40,251 Restricted Stock Units, 20,126 of which would accelerate upon a December 31, 2017 Change of Control. Value of unvested options obtained by multiplying the number of options by the December 31, 2017 closing price of  $2.91 less the strike price. Value of Restricted Stock Units obtained by multiplying the unvested Restricted Stock Units by the closing price of  $2.91.
Jeffrey Kreger
Mr. Kreger served as the Company’s Senior Vice President and Chief Financial Officer until April 24, 2017 and left the Company’s employment on June 16, 2017. In connection with his separation, Mr. Kreger and the Company entered into a Separation and Release Agreement under which Mr. Kreger will receive $395,000 of cash severance. Mr. Kreger was also entitled to eighteen months of health and welfare benefits continuation.
Britt Jeffcoat
Mr. Jeffcoat served as the Company’s Vice President, Chief Accounting Officer and Controller until September 24, 2017. In connection with his separation, Mr. Jeffcoat and the Company entered into a Separation and Release Agreement under which Mr. Jeffcoat will receive $240,000 of cash severance. Mr. Jeffcoat was also entitled to reimbursement for three months of health and welfare benefits.
David Evans
Mr. Evans served as the Company’s Senior Vice President, Chief Operating Officer until November 28, 2017 and left the Company’s employment on February 2, 2018. In connection with his separation, Mr. Evans and the Company entered into a Separation and Release Agreement under which Mr. Evans will receive $331,500 of cash severance. Upon his departure, certain of Mr. Evans’s unvested options became fully vested and the termination date was accelerated — and the post-termination exercise period extended — to February 2, 2020.

STOCKHOLDER PROPOSALS
Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under Rule 14a-8, proposals submitted for inclusion in the Company’s 2019 proxy materials relating to the 2019 Annual Meeting must be received by the Company at its principal executive offices located at 1600 Broadway, Suite 700, Denver, Colorado 80202, Attention: Secretary, no later than the close of business on December 7, 2018, in order to be included in the Company’s proxy statement and proxy relating to the 2019 Annual Meeting; provided, however, that in the event that the date of such meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, notice by the stockholder to be included in the Company’s proxy statement and proxy relating to the 2019 Annual Meeting must be so delivered a reasonable time before the Company begins to print and send its proxy materials. Proposals must comply with all the requirements of Rule 14a-8 and the Company’s bylaws. The Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.
Stockholder proposals and nominations for directors made outside of Rule 14a-8 under the Exchange Act may be considered at the 2019 Annual Meeting only if timely notice is given to the Company. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company no later than February 2, 2019 and no earlier than January 3, 2019; provided, however, that in the event that the date of the 2019 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the Annual Meeting, notice by a stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2019 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2019 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2019 Annual Meeting is first made. Such stockholder notice must comply with all of the requirements of the Company’s bylaws. The Board or the presiding officer at the 2019 Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for stockholder action in accordance with applicable law. These requirements are separate from the procedural requirements a stockholder must meet to have a proposal included in the Company’s proxy statement.
ANNUAL REPORT
A copy of the 2017 Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC, is enclosed but is not to be regarded as proxy solicitation materials. You may obtain an additional copy at no charge through our website or by contacting us for a printed set. In addition, the exhibits of the 2017 Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction. You may contact us for these purposes at: BioScrip, Inc., 1600 Broadway, Suite 700, Denver, Colorado 80202, Attention: Corporate Secretary.
INCORPORATION BY REFERENCE
Upon the written or oral request of any stockholder entitled to vote at the Annual Meeting, we will provide, without charge, a copy of any document incorporated by reference into this Proxy Statement by first class mail or other equally prompt means. Requests for such documents should be directed to BioScrip, Inc., 1600 Broadway, Suite 700, Denver, Colorado 80202, Attention: Corporate Secretary, telephone: (720) 697-5200.

HOUSEHOLDING
If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of this Proxy Statement and one copy of the 2017 Annual Report to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save the Company the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.
You may revoke your consent to householding at any time by calling (800) 542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to BioScrip, Inc., Secretary, 1600 Broadway, Suite 700, Denver, Colorado 80202, Attention: Corporate Secretary or contact BioScrip, Inc. Secretary at (720) 697-5200.
OTHER MATTERS
The Board knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment to the extent permitted under the U.S. Securities Laws.
DIRECTIONS TO THE ANNUAL MEETING
If you require directions to attend the Annual Meeting, please send a written request to the Secretary of BioScrip, Inc., at 1600 Broadway, Suite 700, Denver, Colorado 80202, Attention: Corporate Secretary, telephone: (720) 697-5200.

Appendix A
BIOSCRIP, INC.
2018 EQUITY INCENTIVE PLAN
EFFECTIVE AS OF [*]

A-i

A-ii

A-iii

SECTION 1.
BACKGROUND AND PURPOSE
The purpose of this Plan is to promote the interest of BioScrip, Inc. (the “Company”), a Delaware corporation, by authorizing the Committee to grant Awards to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee and Director to work to increase the value of Stock and (3) to provide each Key Employee and Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders.
SECTION 2.
DEFINITIONS
2.1 Affiliate  — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if  “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.
2.2 Award  — means any Option, Stock Appreciation Right, Restricted Stock Unit, Stock Grant or Performance Unit made pursuant to the provisions of the Plan.
2.3 Award Agreement  — means any Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.
2.4 Board  — means the Board of Directors of the Company.
2.5 Change in Control  — means unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:
(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(b) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Affiliate or Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of or group of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person or group;
(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of  (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);
(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company;
(e) The consummation of a sale of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Awards constituting a “deferral of compensation” subject to Section 409A of the Code, (i) a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations. No Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).
2.6 Code  — means the Internal Revenue Code of 1986, as amended.
2.7 Committee  — means the Management Development & Compensation Committee, or such other committee appointed by the Board, which shall have at least 2 members, each of whom shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.
2.8 Covered Officer  — means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Code as it existed prior to being amended by Public Law No: 115-97 (the Tax Cuts and Jobs Act); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

2.9 Director  — means a non-employee member of the Board.
2.10 Ending Value  — means, a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment.
2.11 Fair Market Value  — means (1) the closing price on any date for a share of Stock on the principal securities exchange on which the Stock is traded or listed or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with clause (1) for the immediately preceding business day, or, if the Stock is not traded or listed on any securities exchange, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.
2.12 ISO  — means an Option which is intended to satisfy the requirements of  § 422 of the Code.
2.13 Key Employee  — means an employee of the Company or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of the Company.
2.14 1933 Act  — means the Securities Act of 1933, as amended.
2.15 1934 Act  — means the Securities Exchange Act of 1934, as amended.
2.16 Non-ISO  — means an Option which is not intended to satisfy the requirements of  § 422 of the Code.
2.17 Option  — means an option to purchase Stock which is granted under § 7.
2.18 Option Certificate  — means the written certificate which sets forth the terms and conditions of an Option granted under this Plan.
2.19 Option Price  — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.
2.20 Parent  — means any corporation which is a parent corporation (within the meaning of  § 424(e) of the Code) of the Company.
2.21 Performance Goal  — means a performance goal described in § 11.3.
2.22 Performance Period  — means a performance period as described in § 11.4.
2.23 Performance Unit  — means an Award granted under § 11.
2.24 Plan  — means this BioScrip, Inc. 2018 Equity Incentive Plan as adopted by the Board and as amended from time to time thereafter.
2.25 Prior Plan  — means the Company’s 2008 Incentive Stock Plan, as the same was amended and/or restated from time to time.
2.26 Restricted Stock Unit  — means an Award granted under § 9.
2.27 Restricted Stock Unit Certificate  — means the written certificate which sets forth the terms and conditions of a Restricted Stock Unit.
2.28 Rule 16b-3  — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.
2.29 SAR Value  — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.
2.30 Stock  — means the common stock, $.0001 par value per share, of the Company.

2.31 Stock Appreciation Right  — means a right to receive the appreciation in a share of Stock which is granted under § 8.
2.32 Stock Appreciation Right Certificate  — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.
2.33 Stock Grant  — means Stock granted under § 10.
2.34 Stock Grant Certificate  — means the written certificate which sets forth the terms and conditions of a Stock Grant.
2.35 Subsidiary  — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.
2.36 Substitute Awards  — Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or Subsidiary or with which the Company or any Affiliate or Subsidiary combines.
2.37 Ten Percent Shareholder  — means a person who owns (after taking into account the attribution rules of  § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.
SECTION 3.
SHARES RESERVED UNDER PLAN
3.1 Number of Shares.
(a) Subject to adjustment as provided in § 16, a total of 16,406,939 shares of Stock shall be authorized for issuance under the Plan, all of which may be subject to ISOs, less one (1) share of Stock for every one (1) share of Stock that was subject to an Option or Stock Appreciation Right granted after December 31, 2017 under the Prior Plan and one and 18/100 (1.18) shares of Stock for every one (1) share of Stock that was subject to an Award other than an Option or Stock Appreciation Right granted after December 31, 2017 under the Prior Plan. Any shares of Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock issued. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and 18/100 (1.18) shares of Stock for every one (1) share of Stock issued. As of the Effective Date, no further grants or awards will be made under the Prior Plan.
(b) If any shares of Stock subject to an Award, or after December 31, 2017 an award under the Prior Plan, are forfeited or expire, or any Award, or after December 31, 2017 an award under the Prior Plan, is settled for cash (in whole or in part), the shares of Stock subject to such Award or such award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with § 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock authorized for issuance under paragraph (a) of this Section: (i) shares of Stock tendered by the Key Employee or Director or withheld by the Company in payment of the purchase price of an Option, (ii) shares of Stock tendered by the Key Employee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.
(c) Substitute Awards shall not reduce the shares of Stock authorized for issuance under the Plan or authorized for grant to a Participant under § 6. Additionally, in the event that a company acquired by the Company or any Affiliate or Subsidiary or with which the Company or any Affiliate or Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for issuance pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company, an Affiliate or a Subsidiary prior to such acquisition or combination.
(d) Any shares of Stock that again become available for issuance pursuant to this § 3 shall be added back as one (1) share of Stock if such shares of Stock were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and as one and 18/100 (1.18) shares of Stock if such shares of Stock were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.
3.2 Character of Shares.   Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
SECTION 4.
EFFECTIVE DATE
The effective date of this Plan shall be the date of its approval by the shareholders of the Company at a duly called meeting (the “Effective Date”).
SECTION 5.
COMMITTEE
5.1 Committee Powers.   This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Key Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of shares of Stock to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Stock or other property; (vi) determine whether, to what extent, and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Key Employee or Director; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a separation from service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, or by reason of death, disability, or retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

5.2 Committee Decisions and Meetings.   Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate or Subsidiary, and any Participant employed by any of the foregoing. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.
5.3 Delegation.   To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Stock is traded or listed, the Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedures to be followed to grant any Awards, to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Key Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Key Employees who are not Directors or executive officers of the Company.
SECTION 6.
ELIGIBILITY, ANNUAL GRANT CAPS AND DEFAULT VESTING
6.1 Eligibility, Annual Grant Caps.   Any Key Employee or Director shall be eligible to be designated a Participant; provided, however, that Directors shall only be eligible to receive Awards granted consistent with § 12. Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. No Key Employee in any calendar year shall be granted more than 3,000,000 shares of Stock (subject to adjustment under § 16) with respect to the following (i) Options to purchase shares of Stock, (ii) Stock Appreciation Rights (based on the appreciation with respect to shares of Stock); and (iii) Stock Grants and Restricted Stock Units that are intended to comply with the requirements of  § 11 of the Plan.
6.2 Default Vesting.   Except as otherwise provided below, any Award that: (a) is not a Performance Unit Award shall have a minimum vesting period of one year from the date of grant (a “Minimum Vesting Period”); or (b) is a Performance Unit Award shall have a minimum performance period of one year from the date of grant (a “Minimum Performance Period”). The foregoing notwithstanding, five percent (5%) of the total number of Shares available for issuance under this Plan may be granted without regard to any Minimum Vesting Period or Minimum Performance Period, as applicable, described in this § 6.2.
SECTION 7.
OPTIONS
7.1 Committee Action.   The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and Directors under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.
7.2 $100,000 Limit.   No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.
7.3 Option Price.   The Option Price for each share of Stock subject to an Option (other than with respect to a Substitute Award) shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten

Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. Except for adjustments under § 16, without the approval of the Company’s stockholders, the Option Price shall not be reduced after the Option is granted, an Option (with a fair market value less than the Option Price) may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.
7.4 Payment.   The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid (i) through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Stock, (ii) with the consent of the Committee, by withholding Stock otherwise issuable in connection with the exercise of the Option, and (iii) through any other method specified in an Award agreement. Any payment made in Stock (including withholding of Stock) shall be treated as equal to the Fair Market Value of such Stock on the exercise date.
7.5 Exercise Period.   Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but in no event may an Option granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Option is granted, except as otherwise permitted with respect to Substitute Awards, under circumstances contemplated by § 16, or under § 6.2 hereof. No Option Certificate shall make an Option exercisable on or after the earlier of  (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or (2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted. An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or service of a Director has terminated for any reason whatsoever, including death or disability.
7.6 Reload Option Grants, Dividends Prohibited.   The Committee may not, as part of the grant of an Option, provide in the related Option Certificate for “reload” Option grants (i.e., the automatic grant of an additional Option to pay all or a part of the Option Price or using Stock to satisfy all or a part of any related tax withholding requirement). The Committee may not, as part of the grant of an Option, provide that dividends or dividend equivalents be paid with respect to such Option.
SECTION 8.
STOCK APPRECIATION RIGHTS
8.1 Committee Action.   The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.
8.2 Terms and Conditions.
(a) Stock Appreciation Right Certificate.   If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. Except for adjustments under § 16, without the approval of the Company’s stockholders the SAR Value shall not be reduced after the Stock Appreciation Right is granted, a Stock Appreciation Right may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be taken with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded. The Stock

Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but in no event may Stock Appreciation Right granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Stock Appreciation Right is granted, except as otherwise permitted with respect to Substitute Awards, under circumstances contemplated by § 16, or under § 6.2 hereof. No Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.
(b) Option Certificate.   If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but in no event may Stock Appreciation Right granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Stock Appreciation Right is granted, except as otherwise permitted with respect to Substitute Awards, under circumstances contemplated by § 16, or under § 6.2 hereof.
8.3 Exercise.   A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3. The Committee may not, as part of the grant of a Stock Appreciation Right, provide that dividends or dividend equivalents be paid with respect to such Stock Appreciation Right.
SECTION 9.
RESTRICTED STOCK UNITS
9.1 Committee Action.   The Committee acting in its absolute discretion shall have the right from time to time to grant to Key Employees and Directors under this Plan Restricted Stock Units, the value of each of which corresponds to the Fair Market Value of a share of Stock. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Certificate that shall set forth the number of Restricted Stock Units granted to the Key Employee or Director, the vesting schedule applicable to such Restricted Stock Units and such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. Restricted Stock Units subject solely to continued service with the Company or a Subsidiary shall not become vested before the date that is one (1) year from the date of grant; provided that such restrictions shall not be applicable to the extent that a shorter vesting period is permitted in accordance with § 6.2 hereof. Notwithstanding § 6.2 hereof, Restricted Stock Units subject to the achievement of performance objectives shall not become vested in less than one (1) year.
9.2 No Adjustment for Cash Dividends.   Except for dividend equivalent adjustments made by the Committee in accordance with § 16.1, unless otherwise determined by the Committee, there shall be no adjustment to Restricted Stock Units for dividends paid by the Company. In no event shall dividend equivalent rights be paid on Restricted Stock Units that are not vested unless and only to the extent the underlying Restricted Stock Units vest.

9.3 Payment for Restricted Stock Units.   Unless a Key Employee or Director has made a deferral election in accordance with § 9.4, a Key Employee or Director shall receive upon the vesting of a Restricted Stock Unit payment from the Company in Stock issued under this Plan, and the number of shares of Stock issued to the Key Employee or Director shall be equal to the number of Restricted Stock Units that have at such time become vested. At the time a Key Employee or Director receives shares of stock equal in number to such Key Employee’s or Director’s vested Restricted Stock Units, such vested Restricted Stock Units shall automatically be cancelled and shall give the Key Employee or Director no further rights to payment of any kind.
9.4 Deferrals.   The Committee, in its absolute discretion, may permit a Key Employee or Director to elect to defer such Key Employee’s or Director’s receipt of the delivery of shares of Stock that would otherwise be due to such Key Employee or Director by virtue of the vesting of a Restricted Stock Unit; provided such deferral election is made in accordance with the requirements of Section 409A of the Code. If any such deferral election is permitted by the Committee, the Committee shall, in its absolute discretion, establish additional rules and procedures for such payment deferrals. However, notwithstanding the preceding provisions of this § and notwithstanding any other provision of this Plan to the contrary, the Committee shall not, (1) in establishing the terms and provisions of any grant of Restricted Stock Units, or (2) in exercising its powers under this § 9.4, create any arrangement which would constitute an employee pension benefit plan as defined in § 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees (within the meaning of ERISA § § 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6)).
9.5 Performance-Based Vesting.   Notwithstanding anything contained in § 9.1 hereof, the Committee may, at the time of grant of Restricted Stock Units to Key Employees, prescribe that vesting of all or any the Restricted Stock Units shall be subject to the achievement of one or more performance objectives and to such other provisions of  § 11 as the Committee determines shall apply, including the Performance Goals set forth in § 11.3.
SECTION 10.
STOCK GRANTS
10.1 Committee Action.   The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and Directors. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.
10.2 Conditions.
(a) Conditions to Issuance of Stock.   The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 10.2(b) for the related Stock Grant.
(b) Forfeiture Conditions.   The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Stock Grant Certificate may not provide for vesting of the Stock Grant subject solely to continued service with the Company or a Subsidiary before the date that is one (1) year from the date of grant;

provided that such restrictions shall not be applicable to the extent that a shorter vesting period is permitted in accordance with § 6.2 hereof. Notwithstanding § 6.2 hereof, Stock Grants subject to the achievement of performance conditions shall not become vested in less than one (1) year. A Key Employee’s or Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition.
10.3 Dividends and Voting Rights.   If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Key Employee or Director except as otherwise be provided in the Award agreement. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee’s or Director’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. In no event shall any cash dividends or dividend equivalents be paid with respect to an Award of Restricted Stock Unit, Stock Grant or Performance Unit until such Award is vested and non-forfeitable, it being understood that dividends or dividend equivalents may be credited with respect to such Award, with payment subject to such Award actually vesting (if any). The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee or Director also shall have the right to vote the Stock issued under his or her Stock Grant during such period.
10.4 Satisfaction of Forfeiture Conditions.   A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.
10.5 Performance-Based Vesting.   The Committee may, at the time a Stock Grant is made, prescribe that vesting of all or any portion of the shares subject to the Stock Grant shall be subject to the achievement of one or more performance conditions and to such other provisions of  § 11 as the Committee determines shall apply, including the Performance Goals set forth in § 11.3.
SECTION 11.
PERFORMANCE UNITS
11.1 Committee Action.   The Committee (acting in its sole discretion) may from time to time grant Performance Units to Key Employees under the Plan representing the right to receive in cash an amount determined by reference to certain performance measurements, subject to such restrictions, conditions and other terms as the Committee may determine. Use of the term “Performance Unit” in this § 11 shall also include “Restricted Stock Unit” or “Stock Award” if the Committee has applied § § 9.5 or 10.5 to such Award.
11.2 Conditions.   The written agreement covering Performance Units shall specify Performance Goals (as defined in § 11.3), a Performance Period (as defined in § 11.5)) and an Ending Value. Performance Units granted to a Key Employee shall be credited to a bookkeeping account established and maintained for such Key Employee.
11.3 Performance Goals.   With respect to each Award of Performance Units, the Committee (acting in its sole discretion) shall specify as Performance Goals the corporate, division, segment, business unit, and/or individual performance goals which must be satisfied in order for the Key Employee to be entitled to payment to such Performance Units. Performance Goals for an Award of Performance Units to a Covered Officer shall be based on achieving specified levels of one or any combination of the following with respect to the Company on a consolidated basis, by division, segment, and/or business unit: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings before interest, taxes, depreciation, amortization and option expense); economic value-added models or equivalent metrics; comparisons with various stock market indices; cost reductions, savings, controls or objectives; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; operating efficiencies; year-end cash; debt reductions; stockholder equity; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. The Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions or dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this § 11.3 to exclude any of the following events that occur during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any items that are “unusual in nature” or “infrequently occurring” within the meaning of generally accepted accounting principles or other extraordinary items that are included within management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action, and (vii) any other event that the Committee determines is not directly related to the operations of the Company or not within the reasonable control of the Company’s management.
11.4 Performance Period.   The Committee (acting in its sole discretion) shall determine the Performance Period, which shall be the period of time during which the Performance Goals must be satisfied in order for the Key Employee to be entitled to payment of Performance Units granted to such Key Employee. Different Performance Periods may be established for different Performance Units. Performance Periods may run consecutively or concurrently.
11.5 Payment for Performance Units.   As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Goals for the Performance Period have been achieved. As soon as reasonably practicable after such determination, or at such later date or in such installments as the Committee shall determine at the time of grant, the Company shall pay to the Key Employee an amount in cash equal to the Ending Value of each Performance Unit as to which the Performance Goals have been satisfied.
SECTION 12.
DIRECTOR AWARDS
12.1 Awards.   The Board may provide that all or a portion of a Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Director) in the form of Non-Qualified Stock Options, Restricted Share Units and/or Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. Subject to applicable legal requirements, the Board may also grant Awards to Directors pursuant to the terms of the Plan, including any Award described in § § 7, 8, 9 or 10 above.

12.2 Applicable Limit.   Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes.
SECTION 13.
NON-TRANSFERABILITY
Except as provided below, no Award shall be transferable by a Key Employee or Director other than by will or by the laws of descent and distribution. Any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. To the extent and under such terms and conditions as determined by the Committee, a Key Employee or Director may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Key Employee’s or Director’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Key Employee or Director or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Key Employee or Director or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Key Employee or Director shall remain bound by the terms and conditions of the Plan. The person or persons to whom an Award is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director with respect to such Award.
SECTION 14.
SECURITIES REGISTRATION
As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view toward resale or distribution to the public and, if so requested by Company, shall deliver to Company a written statement satisfactory to Company to that effect. Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable federal or state securities law or he or she shall have furnished to Company an opinion in form and substance satisfactory to Company or its legal counsel satisfactory to Company that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option, Stock Appreciation Right or Restricted Stock Unit or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.
SECTION 15.
LIFE OF PLAN
No Award shall be made under this Plan on or after the earlier of  (1) the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable, all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, all Restricted Stock Units have vested and all Performance Periods have ended, or (2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan the satisfaction of the forfeiture conditions, if any, on Stock Grants, or the payment of shares upon the vesting of Restricted Stock Units) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

SECTION 16.
ADJUSTMENT
16.1 Capital Structure.   The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the annual grant caps described in § 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options, Restricted Stock Units or Stock Appreciation Rights granted under this Plan, the Option Price of such Options, the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Stock, other securities or other property), recapitalization, stock split, reverse stock split, split-up, spin-off, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction.
16.2 Mergers.   The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 6. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option, Restricted Stock Unit and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option Stock Appreciation Right and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in § 6 of this Plan) to make any Stock Grants and Option Stock Appreciation Right and Restricted Stock Unit grants to effect the assumption of, or the substitution for, stock grants and option, restricted stock unit and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option, restricted stock unit and stock appreciation right grants.
16.3 Fractional Shares.   If any adjustment under this § 16 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Restricted Stock Unit or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 16 by the Committee shall be conclusive and binding on all affected persons.
SECTION 17.
CHANGE IN CONTROL
17.1 Assumption or Substitution of Certain Awards.   Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant, if a Key Employee’s employment with such successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the Award Agreement), and (ii) restrictions, limitations and other conditions applicable to Restricted Stock Units and Stock Grants shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested. For the purposes of this § 17.1, an Option, Restricted Stock Unit, Stock Appreciation Right, Award or Stock Grant shall be considered assumed or substituted for if following the Change in Control the Award confers the right (on the same terms and conditions and consistent with the first sentence of this § 17.1) to purchase or receive, for each share of

Stock subject to the Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Restricted Stock Unit, Stock Appreciation Right or Stock Grant, for each share of Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
17.2 Non-Assumption or Substitution of Certain Awards.   Unless otherwise provided in an Award Agreement in the event of a Change in Control, to the extent the successor company does not assume or substitute for an Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, and (ii) restrictions and deferral limitations on Restricted Stock Units and Stock Grants that are not assumed or substituted for shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested.
17.3 Impact on Certain Awards.   Award Agreements may provide that in the event of a Change in Control: (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one share of Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (ii) all Performance Units and other performance-based Awards shall be considered to be earned and payable (either in full based on target or actual performance, or pro rata based on actual performance or based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restriction shall lapse and such Performance Units shall be immediately settled or distributed.
SECTION 18.
AMENDMENT OR TERMINATION
This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or exchange rule and (2) no amendment shall be made to § 17 on or after any date described in § 17 which might adversely affect any rights which otherwise vest on such date. The Board also may suspend granting Awards under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Award made before such suspension or termination unless (x) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of the Company or a transaction described in § 16 or § 17.
SECTION 19.
MISCELLANEOUS
19.1 Stockholder Rights.   No Key Employee or Director shall have any rights as a stockholder of the Company as a result of the grant of an Option or a Restricted Stock Unit or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option, Restricted Stock Unit or Stock Appreciation Right to such Key Employee or Director. Subject to § 10.3, a Key Employee’s or Director’s rights as a stockholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

19.2 No Contract of Employment or Service.   The grant of an Award to a Key Employee or Director under this Plan shall not constitute a contract of employment or service and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate, or Performance Unit agreement.
19.3 Withholding.   A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
19.4 Construction.   All references to sections (§ ) are to sections (§ ) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.
19.5 Other Laws.   The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
19.6 Compliance with Section 409A of the Code.   No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The

Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan. Any capitalized term in this § 19.6 not otherwise defined herein shall have such meaning as ascribed to it under Section 409A of the Code.
19.7 Award Agreements.   Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award. Subject to the restrictions otherwise found in this Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
19.8 No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Stock-Based Awards or other types of Awards provided for hereunder.
19.9 Severability.   If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
19.10 Awards to Non-U.S. Participants.   The Committee shall have the power and authority to determine which service providers outside the United States shall be eligible to participate in the Plan. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals and/or reside outside the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices.
19.11 Company Clawback Policy.   Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

19.12 No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
19.13 Headings.   Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
[signature page follows]

IN WITNESS WHEREOF, BioScrip, Inc. has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.
BIOSCRIP, INC.
By:
Date:

Appendix B
SECOND AMENDMENT TO BIOSCRIP, INC.
EMPLOYEE STOCK PURCHASE PLAN
This SECOND AMENDMENT TO THE BIOSCRIP, INC. EMPLOYEE STOCK PURCHASE PLAN (the “Amendment”), is effective as of April 2, 2018, by BIOSCRIP INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”):
WHEREAS, the Company sponsors the Bioscrip, Inc. Employee Stock Purchase Plan, dated as of May 7, 2013, as later amended (the “Plan”);
WHEREAS, Section 7.1 of the Plan provides that the Company may amend the Plan from time to time;
WHEREAS, effective as of April 2, 2018, the Company wishes to amend the Plan to increase the number of shares of common stock available for grant under the Plan by 1,500,000, from 750,000 shares to 2,250,000.
NOW, THEREFORE, the Plan is amended effective as of April 2, 2018, as follows:
1.
The first sentence of the introductory paragraph of Section 5.2 shall be amended and restated to read as follows:

5.2
LIMITATION ON STOCK Unless otherwise amended by the Board and approved by the stockholders of the Company to the extent required by law, a maximum number of 2,250,000 shares of Stock of the Company (or such number as may result following any adjustment pursuant to this Section 5.2) shall be reserved and available for grant under the Plan.

* * *
IN WITNESS THEREOF, this Second Amendment has been duly executed below, and is effective as of the date provided above.
BIOSCRIP, INC.
By:

Name: Daniel E. Greenleaf
Title:   President & CEO
B-1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000373487_1 R1.0.1.17 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Daniel E. Greenleaf 02 Michael G. Bronfein 03 David W. Golding 04 Michael Goldstein 05 Steven Neumann 06 R. Carter Pate BIOSCRIP, INC. 1600 Broadway, Suite 700 Denver, CO 80202 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5: For Against Abstain 2 Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. 3 Approval of the BioScrip, Inc. 2018 Equity Executive Plan. 4 Approval of an Amendment to the BioScrip, Inc. Employee Stock Purchase Plan. 5 Advisory vote to approve the Company’s executive compensation. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000373487_2 R1.0.1.17 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com BIOSCRIP, INC. Annual Meeting of Stockholders May 3, 2018 This proxy is solicited on behalf of the Board of Directors of BioScrip, Inc. As an alternative to completting this form, you may enter your vote instruction by telephone at 1-800-690-6903 or via the internet at www.proxyvote.com. Have your proxy card in hand and follow the instructions. The stockholder(s) hereby appoint(s) Daniel E. Greenleaf and Kathryn Stalmack, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Series A Preferred Stock and Series C Preferred Stock (each on an asconverted into Common Stock basis) of BioScrip, Inc. that the stockholder(s) is(are) entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m, local time, on May 3, 2018, at the BioScrip office located at 1600 Broadway, Suite 700 Denver, CO 80202, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THIS PROXY IS PROPERLY EXECUTED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS SET FORTH HEREIN. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed and dated on reverse side